As filed with the Securities and Exchange Commission on October 20, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALESCO FINANCIAL INC.

(formerly Sunset Financial Resources, Inc.)

(Exact name of registrant as specified in its charter)

Maryland	16-1685692
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

(215) 701-9555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John J. Longino

Chief Financial Officer

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

(215) 701-9555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard D. Pritz

Kathleen L. Werner

Clifford Chance US LLP

31 West 52nd Street

New York, NY 10019

(212) 878-8000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock $0.001 par value per share	(1)	$450,000,000	$48,150

(1)	Not applicable, pursuant to Rule 457(o).
(2)	Estimated based upon a bona fide estimate of the maximum aggregate offering price solely for purposes of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. No person may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy securities in any jurisdiction where an offer or sale is not permitted.

Subject to completion, dated October 20, 2006

PROSPECTUS

Common Stock

Alesco Financial Inc. (formerly Sunset Financial Resources, Inc.) may from time to time offer its common stock, par value $0.001 per share, at an aggregate initial offering price which will not exceed $450,000,000. We will determine when we sell shares of our common stock, the number of shares we will sell and the prices and other terms on which we will sell them. We may sell shares of our common stock to or through underwriters, through agents or directly to purchasers.

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of each offering we make in the future.

Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “AFN.” On October 18, 2006, the last reported sale price of our common stock on the NYSE was $8.80 per share.

An investment in these securities entails material risks and uncertainties that should be considered. You should read this entire prospectus, particularly the section entitled “Risk Factors” beginning on page      of this prospectus, our periodic reports we file with the Securities and Exchange Commission and any prospectus supplement, carefully before making an investment decision to invest in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 2006.

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement to this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell or seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any supplement to this prospectus or any information we file with the Securities and Exchange Commission is accurate as of any date other than the date on the font cover of those documents.

-i-

About this Prospectus

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC. Under this shelf registration statement, we may sell shares of our common stock for total proceeds of up to $450,000,000. This prospectus provides you with a general description of the shares we may offer. Each time we sell shares, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you buy any shares of our common stock, it is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

As described below, on October 6, 2006, Sunset Financial Resources, Inc., a Maryland corporation, acquired by merger Alesco Financial Trust, a Maryland real estate investment trust. The merger and related matters are described in the proxy statement dated September 8, 2006, which is incorporated herein by reference and which we refer to herein as the merger proxy statement. In connection with the merger, Sunset Financial Resources, Inc. renamed the combined company Alesco Financial Inc. In this prospectus, unless otherwise noted and as the context otherwise requires, we refer to the combined company and its subsidiaries as “we,” “us,” “our” or the “combined company,” to the pre-merger Sunset Financial Resources, Inc. and its subsidiaries as “Sunset” and to the pre-merger Alesco Financial Trust and its subsidiaries as “AFT.” Our manager is Cohen & Company Management, LLC, a wholly-owned subsidiary of Cohen & Company (formerly known as Cohen Bros. & Co., LLC). In this prospectus, we refer to Cohen & Company and its affiliates as “Cohen & Co.” or “our manager.”

SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus carefully, including the information incorporated by reference into this prospectus, before making any investment decision.

Company Overview

We are an externally managed Maryland corporation that invests primarily in certain target asset classes identified by Cohen & Co., a specialized research, investment banking and asset management firm based in Philadelphia, Pennsylvania, that has provided since 1999 financing to small and mid-sized companies in financial services, real estate and other sectors.

We invest primarily in collateralized debt obligations, or CDOs, and collateralized loan obligations, or CLOs, and similar securitized obligations structured and managed by our manager, an affiliate of Cohen & Co., which obligations are collateralized by U.S. dollar denominated assets in the following asset classes, which we refer to as our target asset classes:

•	mortgage loans and other real estate related senior and subordinated debt, residential mortgage-backed securities, or RMBS, and commercial mortgage-backed securities, or CMBS;

•	subordinated debt financings originated by Cohen & Co. or third parties, primarily in the form of trust preferred securities, or TruPS, issued by banks, bank holding companies and insurance companies, and surplus notes issued by insurance companies; and

•	leveraged loans made to small and mid-sized companies in a variety of industries characterized by relatively low volatility and overall leverage, including the consumer products and manufacturing industries.

We may also invest opportunistically from time to time in other types of investments within our manager’s and Cohen & Co.’s areas of expertise and experience, subject to maintaining our qualification as a REIT and our exemption from regulation under the Investment Company Act of 1940, as amended, or the Investment Company Act.

We elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, commencing with our taxable year ended December 31, 2004. In order to maintain our qualification as a REIT, we must comply with a number of requirements under the Internal Revenue Code, including the requirement that we distribute at least 90% of our annual net taxable income (excluding net capital gains) to our stockholders. So long as we qualify as a REIT, we generally will not be subject to U.S. federal corporate income tax on our income to the extent we annually distribute that income to our stockholders; however, our domestic taxable REIT subsidiaries, or TRSs, generally will be subject to U.S. federal, state and local income taxes on their earnings.

Our History

We were incorporated in Maryland on October 6, 2003 as Sunset and completed an initial public offering of common stock on March 17, 2004. During the period from the completion of Sunset’s initial public offering through April 27, 2006, Sunset pursued a business strategy of originating commercial mortgage loans and investing in RMBS and CMBS. On April 27, 2006, Sunset entered into an

Agreement and Plan of Merger with AFT, pursuant to which Sunset agreed to acquire AFT by merger in exchange for the issuance of 1.26 shares of Sunset common stock for each share of AFT common stock. On that same date, Sunset entered into an interim management agreement with our manager, pursuant to which Sunset became externally managed by our manager and our manager began to reposition Sunset’s investment strategy to mirror AFT’s investment strategy, which we continue to employ. Our manager was also the external manager of AFT pursuant to a long-term management agreement. The merger was consummated on October 6, 2006 and the combined company was renamed Alesco Financial Inc. On that same date, the interim management agreement was terminated and we assumed the long-term management agreement in place between AFT and our manager. Immediately following completion of the merger, the former stockholders of Sunset held 42% of our outstanding shares of common stock and the former stockholders of AFT held 58% of our outstanding shares of common stock.

AFT was a Maryland real estate investment trust formed on October 26, 2005 that invested primarily in certain target asset classes identified by Cohen & Co. AFT commenced operations in January 2006 upon completion of a private placement of its common shares of beneficial interest in which it received approximately $111 million in net proceeds.

Our Manager

We are externally managed and advised by our manager pursuant to a management agreement, which we assumed from AFT in the merger. Our manager is responsible for administering our business activities and day-to-day operations through the resources of Cohen & Co. Cohen & Co. was founded in 1999 by our chairman Daniel G. Cohen.

Our Corporate Information

Our principal executive offices are located at Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104. The telephone number for our principal executive offices is (215) 701-9555.

RISK FACTORS

Investment in our common stock involves certain material risks. Before investing in our common stock, you should carefully consider the risks described below as well as the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. If any of these risks actually occur, our business, financial condition and results of operations could be adversely effected. As a result, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Related to Our Management and Our Relationship with Our Manager

We are managed by Cohen & Co. and are obligated to pay substantial fees and are subject to potential conflict of interest risks.

Following the merger, we assumed AFT’s management agreement with Cohen & Co. and accordingly Cohen & Co. will earn substantial fees from their relationship with us comparable to the fees previously earned in respect of their relationship with AFT. For example, from the commencement of AFT’s operations in January 2006 through June 30, 2006, Cohen & Co. and its affiliates earned $664,000 in base management fees and $195,000 in incentive fees (net of $374,000 of asset management fee credits) under Cohen & Co.’s management agreement with AFT, as well as $3.9 million of origination fees, $12.6 million of structuring fees and $6.0 million of placement fees in respect of CDOs and CLOs in which AFT invested. In addition to ongoing management fees and fees arising from our investments, Cohen & Co. will also be entitled to a termination fee of three times the sum of the average annual base fee for the past two 12-month periods under the management agreement if the agreement is terminated under specified circumstances. We are subject to potential conflicts of interest arising out of our relationship with our manager and its affiliates, including the following potential conflicts arising from fees payable to our manager or its affiliates:

•	Cohen & Co. is controlled by Daniel G. Cohen and certain of our other executive officers. As a result, our management agreement was negotiated between related parties and its terms, including fees payable, may not be as favorable as if the terms had been negotiated with an unaffiliated third party;

•	the substantial fees to be earned by Cohen & Co. and its affiliates from our investments in CDOs and CLOs structured, managed and sold by Cohen & Co. and its affiliates, whether or not those investments generate attractive returns for us, present potential conflicts for Cohen & Co. in causing us to make investments which may not be fully addressed by policies that require our independent directors to approve all transactions between us and Cohen & Co. and its affiliates;

•	the incentive fee that will be payable under our management agreement with Cohen & Co. may induce our manager to make higher risk investments; and

•	the substantial termination fee that will be payable under our management agreement with Cohen & Co. will make termination of the agreement extremely costly and may deter us from exercising our termination rights.

These risks and other risks arising from our relationship with our manager are explained in detail below. The management agreement is described in the merger proxy statement, which is incorporated herein by reference, under the caption “Our Management Agreement.”

We are dependent on Cohen & Co. and may not find a suitable replacement if the management agreement is terminated.

We have no employees. We have no separate facilities and are completely reliant on our manager, which has significant discretion as to the implementation and execution of our business strategies and risk management practices. We are subject to the risk that our manager will terminate the management agreement and that no suitable replacement will be found. We believe that our success depends to a significant extent upon the experience of our manager’s executive officers, whose continued services are not guaranteed.

There are potential conflicts of interest in the relationship between us, on the one hand, and our manager and our manager’s affiliates, including Cohen & Co., on the other hand, which could result in decisions that are not in the best interests of our stockholders.

We are subject to potential conflicts of interest arising out of our relationship with our manager and its affiliates, including Cohen & Co. For instance, Daniel G. Cohen, our chairman, James J. McEntee, III, our chief executive officer and president and Shami J. Patel, our chief operating officer and chief investment officer, also serve as executive officers of Cohen & Co. and are accordingly not exclusively dedicated to our business. Furthermore, our manager is controlled by Mr. Cohen and by certain of our other executive officers. As a result, our management agreement with our manager was negotiated between related parties, and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. In addition, our manager owes no fiduciary obligation to our stockholders. The management agreement does not prevent our manager and its affiliates from engaging in additional management or investment opportunities, some of which compete with us. Our manager engages in additional management or investment opportunities that have overlapping objectives with us, and faces conflicts in the allocation of investment opportunities. Such allocation is at the discretion of our manager and there is no guarantee that this allocation will be made in the best interest of our stockholders. Additionally, the ability of our manager and its officers and employees to engage in other business activities may reduce the time our manager spends managing us.

We may enter into additional transactions with Cohen & Co. with the approval of our independent directors. Such transactions with Cohen & Co. may not be as favorable to us as they would be if negotiated with independent third parties.

In addition to the fees payable to Cohen & Co. under our management agreement, Cohen & Co. benefits from other fees paid to it by third parties with respect to our investments. In particular, affiliates of Cohen & Co. earn origination fees paid by the issuers of TruPS, which have historically ranged from zero to 3.0% of the face amount of a TruPS issuance. Cohen & Co., through its affiliates, typically retains part of this fee and shares the balance with the investment bank or other third party broker that introduced the funding opportunity to Cohen & Co. Cohen & Co.’s affiliates also receive structuring fees for services relating to the structuring of a CDO or a CLO on our behalf or in which we invest. This fee typically ranges from zero to 0.45% of the face amount of the securities issued by the CDO or CLO, but may exceed this amount. Our independent directors must approve any structuring fees exceeding 0.45% of the face amount of the securities issued by such CDOs or CLOs. In addition, affiliates of Cohen & Co. act as collateral managers of the CDOs and CLOs in which we invest. In this capacity, these affiliates receive collateral management fees that have historically ranged between 0.10% and 0.63% of the assets held by the CDOs and CLOs. In addition, the collateral managers may be entitled to earn incentive fees if CDOs or CLOs managed by them exceed certain performance benchmarks. A broker-dealer affiliate of Cohen & Co. also earns placement fees in respect of debt and equity securities which it sells to investors in the CDOs and CLOs in which we invest, as well as commissions and mark-ups from trading of securities to and from CDOs and CLOs in which we invest. The management agreement with Cohen & Co. provides that the base management fee and incentive management fee payable to Cohen & Co. will be reduced by our proportionate share of the amount of any CDO and CLO collateral management fees and incentive fees paid to Cohen & Co. and its affiliates in connection with the CDOs and CLOs in which we invest, based on the percentage of equity we hold in such CDOs and CLOs. Origination fees, structuring fees, placement fees and trading discounts and commissions paid to, or earned by, Cohen & Co. and its affiliates will not reduce the amount of fees we pay under our management agreement.

Through June 30, 2006, Sunset paid Cohen & Co. $234,000 in base management fees under an interim management agreement entered into in advance of the merger. Through June 30, 2006, affiliates of Cohen & Co. earned $1.7 million of structuring fees and $1.2 million of placement fees in connection with a CLO in which Sunset invested. In addition, from the commencement of AFT’s operations in January 2006 through June 30, 2006, Cohen & Co. and its affiliates earned $664,000 in base management fees and $195,000 in incentive fees (net of $374,000 of asset management fee credits) under Cohen & Co.’s management agreement with AFT, as well as $3.9 million of origination fees, $12.6 million of structuring fees and $6.0 million of placement fees in respect of CDOs and CLOs in which AFT invested.

We will compete with current and future investment entities affiliated with our manager and Cohen & Co. and we may not be allocated by our manager the most attractive real estate related investment opportunities.

Affiliates of our manager have investment objectives that overlap with our objectives, which could cause us to forego attractive investment opportunities. For instance, Cohen & Co. and its subsidiaries have agreed not to compete with Taberna Realty Finance Trust, or Taberna, for a three-year period beginning on April 28, 2005 in Taberna’s business of originating TruPS or other preferred securities issued by REITs and real estate operating companies or of acting as the collateral manager of CDOs involving these securities. Accordingly, as long as our manager is a subsidiary of Cohen & Co., our manager must obtain Taberna’s consent before investing in these assets on our behalf during the term of this non-competition agreement. In June 2006, Taberna agreed to be acquired by RAIT Investment Trust, or RAIT. Pursuant to the agreement and plan of merger for this transaction, Daniel G. Cohen will become the chief executive officer of RAIT. This transaction is subject to customary closing conditions, including approval by the shareholders of RAIT and Taberna. It is anticipated that the transaction, if approved, will be consummated in the fourth quarter of 2006. Cohen & Co.’s non-competition agreement with Taberna will remain in effect for the benefit of RAIT following the consummation of such transaction. Additionally, Cohen & Co. may establish or manage other investment entities in the future that compete with us for investments. In fact, Taberna will compete with us for investments in mortgage loans, RMBS and CMBS, and our manager may not allocate the most attractive real estate related assets to us. We will be competing with Cohen & Co., Taberna and any other investment entities that Cohen & Co. may form in the future for access to the benefits that our relationship with Cohen & Co. provides to us, including access to investment opportunities.

Although we benefit from a right of first refusal provided by Cohen & Co. with respect to certain of our target assets, this right of first refusal excludes (1) individual investments in leveraged loans, (2) TruPS which collateralize CDOs in which we decline to exercise our right of first refusal to acquire equity interests in the CDO and (3) non-U.S. dollar denominated investments in any of our targeted asset classes.

Members of our management team have competing duties to other entities, which could result in decisions that are not in the best interests of our stockholders.

Our executive officers and the employees of our manager, other than our chief financial officer and our chief accounting officer, do not spend all of their time managing our activities and our investment portfolio. Our executive officers and the employees of our manager, other than our chief financial officer, allocate some, or a material portion, of their time to other businesses and activities. For example, each of our chairman of the board, president and chief executive officer, and chief operating officer and chief investment officer also serves as an executive officer of Cohen & Co. In addition to serving as executive officers of Cohen & Co., our chairman of the board and president and chief executive officer also serve as the chairman and chief executive officer and vice chairman, respectively, of Taberna. None of these individuals is required to devote a specific amount of time to our affairs. Accordingly, we will compete with Cohen & Co. and Taberna and possibly other entities in the future for the time and attention of these senior officers and there will be conflicts of interest in allocating investment opportunities to us that may also be suitable for Cohen & Co. and Taberna.

The departure of any of the senior management of our manager or the loss of our access to Cohen & Co.’s investment professionals and principals may adversely affect our ability to achieve our investment objectives.

We depend on the diligence, skill and network of business contacts of the senior management of our manager. We also depend on our manager’s access, through a shared services agreement between our manager and Cohen & Co., to the investment professionals and principals of Cohen & Co. and the information and origination opportunities generated by Cohen & Co.’s investment professionals and principals during the normal course of their investment and portfolio management activities. The senior management of our manager evaluates, negotiates, structures, closes and monitors our investments and our financing activities. Our future success depends on the continued service of the senior management team of our manager. The departure of any of the senior managers of our manager, or of a significant number of the investment professionals or principals of Cohen & Co., could have a material adverse effect on our ability to achieve our investment objectives. Our manager may not remain our manager and may not have access to Cohen & Co.’s investment professionals or principals or its information and asset origination opportunities in the future. If we fail to retain our manager, such loss may adversely affect our ability to achieve our investment objectives.

If our manager ceases to be our manager pursuant to the management agreement, financial institutions providing our credit facilities may not provide future financing to us.

The lenders under our warehouse facilities and possible future repurchase agreements and credit facilities may require that our manager manage our operations pursuant to our management agreement as a condition to making continued advances to us under these credit facilities. Additionally, if our manager ceases to be our manager, the lenders may terminate our facilities and their obligation to advance funds to us in order to finance our future investments. If our manager ceases to be our manager under our management agreement for any reason and we are not able to obtain financing on favorable terms or at all, such failure could adversely affect our business and results of operations.

Our manager is newly formed and has limited experience in managing a REIT, which may hinder our ability to achieve our investment objectives or result in loss of our qualification as a REIT.

Government regulations impose numerous constraints on the operations of REITs. Our manager began operations in January 2006 and has limited experience in managing a portfolio of assets for a REIT, which may hinder our ability to achieve our investment objectives or result in loss of our qualification as a REIT.

Our board of directors has approved very broad investment guidelines for our manager and does not approve each investment decision made by our manager, which may hinder our ability to unwind transactions entered into by the time such transactions are reviewed.

Our manager is authorized to follow very broad investment guidelines on behalf of us. Our board of directors periodically reviews such investment guidelines. However, our board does not review all of our proposed or completed investments. In addition, in conducting periodic reviews of select investments, the board may rely primarily on information provided to us by our manager. Furthermore, transactions entered into by our manager may be difficult or impossible to unwind at the time they are reviewed by the board. Our manager has great latitude within the broad parameters of the investment guidelines in determining the types of assets it may decide are proper investments.

The incentive fee payable under our management agreement may induce our manager to make higher risk investments.

The management compensation structure to which we have agreed with our manager may cause our manager to invest in high risk investments or take other risks. In addition to our management fee, our manager is entitled to receive incentive compensation based in part upon our achievement of specified levels of net income. In evaluating investments and other management strategies, the opportunity to earn incentive compensation based on net income may lead our manager to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, maintaining sufficient liquidity, and/or management of credit risk or market risk, in order to achieve higher incentive compensation. Investments with higher yield potential are generally riskier or more speculative. This may result in increased risk to the value of our investment portfolio.

The termination of our management agreement by us will not be possible under some circumstances and would otherwise be difficult and costly.

We may terminate the management agreement we entered into with Cohen & Co. for cause (as defined in the agreement) at any time. We may not terminate the management agreement, however, without cause before December 31, 2008, the date on which its initial term expires. After December 31, 2008, the management agreement will be automatically renewed for a one-year term on each anniversary date thereafter unless terminated for cause or as otherwise described in the management agreement. Under the management agreement, after December 31, 2008, we may terminate the agreement annually upon the affirmative vote of at least two-thirds of our independent directors, or by a vote of the holders of a majority of our outstanding common stock, upon (1) unsatisfactory performance by Cohen & Co. that is materially detrimental to us or (2) a determination that the management fee payable to Cohen & Co. is not fair, subject to Cohen & Co.’s right to prevent such a termination under this clause (2) by accepting a mutually acceptable reduction of management fees. Cohen & Co. will be provided 180 days’ prior notice of any termination and will be paid a termination fee equal to three times the sum of (A) the average annual base management fee for the two 12-month periods immediately preceding the date of termination, plus (B) the average annual incentive fee for the two 12-month periods immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. Thus, in some circumstances, we will simply be unable to terminate our management agreement. In other circumstances where we do have the right to terminate our management agreement, these provisions would result in substantial cost to us upon termination. In addition, we may also incur considerable legal cost resulting from potential litigation that may arise in connection with the termination of our management agreement. Consequently, these costs may make it more difficult for us to terminate our management agreement without cause.

The liability of our manager is limited under our management agreement, and we have agreed to indemnify our manager against certain liabilities, which may expose us to significant expenses.

Pursuant to our management agreement, our manager has not assumed any responsibility other than to render the services called for thereunder and is not responsible for any action of our board of directors in following or declining to follow our manager’s advice or recommendations. Our manager and our members, managers, officers and employees are not liable to us, any of our subsidiaries, our directors, our stockholders or any stockholders of our subsidiaries for acts performed in accordance with and pursuant to our management agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under our management agreement. We have agreed to indemnify our manager and its members, managers, officers and employees and each person controlling our manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of such indemnified party not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to our management agreement.

If Cohen & Co. or its affiliates cease to manage the CDOs or CLOs in which we invest or if the collateral management fees paid to Cohen & Co. or its affiliates are reduced, we may have to pay more fees to our manager, which could adversely affect our financial condition.

Cohen & Co. and its affiliates will receive fees in their capacity as collateral managers of the CDOs or CLOs in which we invest. The management agreement provides that the base management fee and incentive management fee otherwise payable by us to our manager will be reduced, but not below zero, by our proportionate share of the amount of any CDO or CLO collateral management fees paid to Cohen & Co. and its affiliates in connection with the CDOs and CLOs in which we invest, based on the percentage of equity we hold in those CDOs and CLOs. If the CDO or CLO collateral management fees paid to Cohen & Co. or its affiliates are reduced, or if the collateral management agreement between Cohen & Co. and a CDO or CLO vehicle in which we invest is terminated, then the amount of collateral management fees that would be offset to our benefit would be reduced. If this were to occur, we may be required to pay more fees to our manager, which could adversely affect our financial condition.

Risks Related to Our Business

AFT had a limited operating history and limited experience operating as a REIT and we may not be able to operate the combined company successfully or generate sufficient revenue to make or sustain distributions to our stockholders.

We are subject to all of the business risks and uncertainties associated with any newly combined business, including the risk that we will not achieve our investment objectives and that the value of the investment of our stockholders could decline substantially. We may not be able to generate sufficient revenue from operations to pay our operating expenses and make or sustain distributions to our stockholders. We intend to operate so as to continue to qualify as a REIT and will therefore be subject to various rules relating to REITs. Because we have limited experience operating within the complex rules and regulations required for REIT qualification, we may not be able to comply with these rules and regulations. Our failure to comply with these rules and regulations could force us to pay unexpected taxes and penalties and could have a material adverse effect on our results of operations, financial condition and business. See “—Tax Risks.”

We have suffered losses as a result of the redeployment of Sunset’s assets prior to the merger.

We have recognized a net loss of $22.2 million from the sale of $809.1 million of our mortgage-backed securities in connection with the redeployment of Sunset’s assets prior to the merger. The losses resulted from the sale of these securities at a time when their market value was less than their amortized costs. These losses may adversely affect our financial position.

We incurred costs and expenses in connection with the merger, which may adversely impact our financial condition.

We incurred one-time, pre-tax costs and expenses of approximately $10.0 million in connection with the merger. These costs and expenses include change of control, severance, retention bonuses and other benefit payments, insurance costs, fees relating to the termination of contractual obligations, investment banking expenses, legal and accounting fees, printing expenses and other related charges incurred by us in connection with the merger. These substantial costs and expenses may adversely impact our financial condition.

Our financial and accounting personnel and our system of financial accounting have changed as a result of the merger. There can be no assurance that our new accounting system, including our system of internal controls, will operate as intended and that we will not experience significant deficiencies or material weaknesses in our internal controls.

Upon completion of the merger, our manager and its personnel replaced the personnel of Sunset and assumed control of our internal financial and accounting functions. Our manager is implementing a new financial accounting system on our behalf. As a new system, it has not yet been evaluated for purposes of determining whether our internal controls over financial reporting are effective. There can be no assurance that when such evaluation is performed, our system of internal controls over financial reporting will be determined to have no material weaknesses or significant deficiencies.

Our financial condition and results of operations will depend upon our ability to manage future growth effectively and failure to do so may adversely effect our business, financial condition and results of operations.

Our ability to achieve our investment objectives will depend on our ability to manage future growth effectively and to identify and invest in assets and businesses that meet our investment and financing criteria. Accomplishing this result on a cost-effective basis will be largely a function of the structuring of the investment process, and having access to both debt and equity financing on acceptable terms. Any failure to manage future growth effectively could have a material adverse effect on our business, financial condition and results of operations.

The amount of distributions to our stockholders will depend upon certain factors affecting our operating results, some of which are beyond our control.

A REIT must annually distribute at least 90% of its REIT taxable income to its stockholders, determined without regard to the deduction for dividends paid and excluding net capital gain. Our ability to make and sustain cash distributions is based on many factors, including the return on our investments, operating expense levels and certain restrictions imposed by Maryland law. Some of these factors are beyond our control and a change in any such factor could affect our ability to make distributions. We may not be able to make distributions. From time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between (1) the actual receipt of cash, including receipt of distributions from our subsidiaries and (2) the inclusion of items in our income for U.S. federal income tax purposes. If we do not have sufficient cash available to pay required distributions, we might have to borrow funds or sell assets to raise funds, which could adversely impact our business. Furthermore, we are dependent on distributions from our subsidiaries for revenues.

TruPS, leveraged loans or equity in corporate entities, such as CDOs or CLOs that hold TruPS and leveraged loans, do not qualify as real estate assets for purposes of the REIT asset tests and the income generated by these investments generally does not qualify as real-estate related income for the REIT gross income tests. We must invest in qualifying real estate assets, such as mortgage loans and real estate debt securities, that may have less attractive returns to maintain our REIT qualification, which could result in reduced returns for our stockholders.

TruPS, leveraged loans or equity in corporate entities, such as CDOs or CLOs that hold TruPS or leveraged loans, do not qualify as real estate assets for purposes of the REIT asset tests that we must meet on a quarterly basis to continue to qualify as a REIT. The income generated from investments in TruPS, leveraged loans or CDOs and CLOs that hold TruPS and leveraged loans generally does not qualify as real estate related income for the REIT gross income tests. Accordingly, we are limited in our ability to acquire TruPS and leveraged loans or maintain our investments in these assets or entities created to hold them. We will continue to invest in TruPS and leveraged loans and also in real estate related assets, such as mortgage loans and RMBS and CMBS, for the foreseeable future. Further, whether mortgage-backed securities held by warehouse lenders pursuant to off-balance sheet financing arrangements or financed using repurchase agreements prior to securitization are treated as qualifying assets or as generating qualifying real estate-related income for purposes of the REIT asset and income tests depends on the terms of the warehouse or repurchase financing arrangement. If we fail to make sufficient investments in qualifying real estate assets, such as mortgage loans, RMBS and CMBS, we will likely fail to maintain our qualification as a REIT. In addition, these qualifying investments may be lower yielding than the expected returns on TruPS, leveraged loans and CDOs and CLOs holding TruPS and leveraged loans. This lower yield, if it occurs, could result in reduced returns for our stockholders.

Furthermore, if income inclusions from our foreign TRSs or certain other foreign corporations that are not qualified REIT subsidiaries are determined not to qualify for the REIT 95% gross income test, we may need to invest in sufficient qualifying assets, or sell some of our interests in such foreign TRSs or other foreign corporations that are not qualified REIT subsidiaries, to ensure that the income we recognize from our foreign TRSs or such other foreign corporations does not exceed 5% of our gross income.

Failure to obtain adequate capital and funding would adversely affect the growth and results of our operations and may, in turn, negatively affect the market price of our common stock and our ability to make distributions to our stockholders.

We depend upon the availability of adequate funding and capital for our operations. In particular, we will need to continue to raise additional equity capital in order to grow our business. A REIT is required to annually distribute at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain, to our stockholders and is therefore not able to retain our earnings for new investments. We have redeployed all of our capital into new investments and currently have no commitments for any additional financings. The failure to secure acceptable financing could reduce our taxable income because our investments would no longer generate the same level of net interest income with an insufficient amount of funding or an increase in funding costs. A reduction in net income would have an adverse effect on our liquidity and the ability to make distributions to our stockholders. Sufficient funding or capital may not be available to us in the future on terms that are acceptable. In addition, if our minimum distribution required to maintain our qualification as a REIT becomes large relative to our cash flow due to our taxable income exceeding our cash flow from operations, then we could be forced to borrow funds, sell assets or raise capital on unfavorable terms, if at all, in order to maintain our REIT qualification. In the event that we cannot obtain sufficient funding on acceptable terms, there may be a negative impact on the market price of our common stock and our ability to make distributions to our stockholders.

Our business requires a significant amount of cash, and if it is not available, our business and financial performance will be significantly harmed.

We require a substantial amount of cash to fund our investments, to pay expenses and to hold assets. We also require cash to meet our working capital, minimum REIT distribution requirements, debt service obligations and other needs. Cash could be required to meet margin calls under the terms of our borrowings in the event that there is a decline in the market value of the assets that collateralize our debt, the terms of our short-term debt become less attractive or for other reasons.

We expect that our primary sources of working capital and cash will continue to consist of:

•	warehouse lines and repurchase facilities and, possibly, secured lines of credit;

•	income from our investment portfolio;

•	operating profits and the proceeds from financing our investments; and

•	net proceeds from any offerings of our equity or other debt securities.

We may not be able to generate a sufficient amount of cash from operations and financing activities to successfully execute our business strategy.

We expect to rely on a limited number of financing arrangements to finance our investments and our business and our financial performance will be significantly harmed if those resources are no longer available.

Pending the structuring of a CDO or other securitization, we finance assets that we acquire through borrowings under warehouse lines and repurchase facilities and, possibly, secured lines of credit. The obligations of lenders to purchase assets or provide financing during a warehouse accumulation period are subject to a number of conditions, independent of our performance or the performance of the underlying assets. Likewise, repurchase facilities are dependent on the counterparties’ ability to re-sell our obligations to third parties. If there is a disruption of the repurchase market generally, or if one of our counterparties is itself unable to access the repurchase market, our access to this source of liquidity could be adversely affected. In addition, if the regulatory capital requirements imposed on our lenders change, they may be required to increase significantly the cost of the lines of credit that they provide. We expect that TRSs or qualified REIT subsidiaries that we have formed or may form will enter into additional warehouse facilities in order to fund the acquisition of additional assets during warehouse accumulation periods. We may not be able to renew or replace our financing arrangements when they expire on terms that are acceptable or at all. We intend that the financing arrangements already entered into by us and our subsidiaries before the merger continue to remain in effect.

We incur a significant amount of debt to finance our operations, which may subject us to an increased risk of loss, adversely affecting the return on our investments and reducing cash available for distribution to our stockholders.

We incur a significant amount of debt to finance our operations, which can compound losses and reduce the cash available for distributions to our stockholders. For example, within the first two months of AFT’s operations, AFT entered into warehouse facilities aggregating $1.75 billion, which were paid down with proceeds from CDO and CLO transactions that closed prior to June 30, 2006. We expect that we will enter into additional financing arrangements in the future and warehouse facilities entered into by us and our subsidiaries will remain in effect. As of June 30, 2006, the combined total indebtedness of Sunset and AFT was $3.5 billion. We generally leverage our investment portfolio through the use of warehouse facilities, repurchase agreements, securitizations, including the issuance of CDOs and CLOs and other borrowings. The leverage we employ varies depending on our ability to obtain credit facilities, the loan-to-value and debt service coverage ratios of our assets, the yield on our assets, the targeted leveraged return we expect from our investment portfolio and our ability to meet ongoing covenants related to our asset mix and financial performance. Substantially all of our assets are pledged as collateral for our respective borrowings. Our return on our investments and cash available for distribution to our stockholders may be reduced to the extent that changes in market conditions cause the cost of our financing to increase relative to the income that we can derive from the assets we acquire.

Debt service payments will reduce the net income available for distributions including to our stockholders. Moreover, we may not be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or sale to satisfy our debt obligations. Under certain repurchase agreements, our lenders could take title to our assets and may have an ability to liquidate our assets through an expedited process. Currently, neither our corporate charter nor our bylaws impose any limitations on the extent to which we may leverage our assets.

If the value of the assets we pledge to secure loans declines, we will experience losses and may lose our REIT qualification.

A substantial portion of our borrowings are in the form of collateralized borrowings. If the value of the assets pledged to secure our borrowings were to decline, we would be required to post additional collateral, reduce the amount borrowed or suffer forced sales of the collateral. If sales were made at prices lower than the carrying value of the collateral, we would experience additional losses. If we are forced to liquidate qualified REIT real estate assets to repay borrowings, we may not be able to maintain compliance with the REIT provisions of the Internal Revenue Code regarding asset and source of income requirements. If we are unable to maintain our qualification as a REIT, our distributions will not be deductible by us, and our income will be subject to U.S. federal income taxation, reducing our earnings available for distribution.

An increase in borrowing costs relative to the interest we receive on our investments may adversely affect our profitability, which may negatively affect cash available for distribution to our stockholders.

As warehouse lines, anticipated lines of credit or other short-term borrowing instruments mature, we will be required either to enter into new financing arrangements or to sell certain of our portfolio investments. An increase in short-term interest rates at the time that we seek to enter into new financing arrangements would reduce the spread between our returns on our portfolio investments and the cost of our borrowings. This change in interest rates would adversely affect our returns on our portfolio investments that are subject to prepayment risk, including mortgage-backed securities investments, which might reduce earnings and, in turn, cash available for distribution to our stockholders.

We could suffer losses beyond our committed capital under warehouse facilities, which could harm our business, financial condition, liquidity and results of operations.

The warehouse facilities that we have entered into typically provide that if the warehouse provider experiences losses upon the liquidation of assets and we have engaged in intentional misconduct or fraud, or become insolvent, then we will be liable for all losses suffered by the warehouse providers. Any such losses could harm our business, financial condition, liquidity and results of operations.

Our use of repurchase agreements to borrow funds may give our lenders greater rights in the event that either we or any of our lenders file for bankruptcy.

Our borrowings under repurchase agreements may qualify for special treatment under the bankruptcy code, giving our lenders the ability to avoid the automatic stay provisions of the bankruptcy code and to take possession of and liquidate our collateral under the repurchase agreements without delay if we file for bankruptcy. Furthermore, the special treatment of repurchase agreements under the bankruptcy code may make it difficult for us to recover our pledged assets in the event that our lender files for bankruptcy. Thus, the use of repurchase agreements exposes our pledged assets to risk in the event of a bankruptcy filing by either our lender or us.

Financing arrangements that we are party to contain covenants that restrict our operations, and any default under these arrangements would inhibit our ability to grow our businesses and increase revenues.

The warehouse facilities that we have entered into contain extensive restrictions and covenants. Failure to meet or satisfy any of these covenants may result in an event of default under these agreements. These agreements also typically contain cross-default provisions, so that an event of default under any agreement will trigger an event of default under other agreements, giving the lenders the right to declare all amounts outstanding under their particular credit agreement to be immediately due and payable, and enforce their rights by foreclosing on collateral pledged under these agreements.

Our financing arrangements may also restrict our ability to, among other things:

•	incur additional debt;

•	make certain investments or acquisitions; and

•	engage in mergers or consolidations.

These restrictions may interfere with our ability to obtain additional financing or to engage in other business activities. Furthermore, our default under any of our warehouse facilities or other financing arrangements could have a material adverse effect on our business, financial condition and results of operations.

The warehouse providers under our warehouse facilities may have the right to liquidate assets acquired under the facilities at our direction upon the occurrence of certain events, such as a default or a decline in credit quality of the collateral that may lead to a default. We could be required to bear any losses suffered by the warehouse providers in the event of a collateral liquidation, if the losses are due to events such as, for example: (i) the failure of an obligor of the underlying collateral in the warehouse to make payments of any interest or principal in respect of the underlying collateral when due after any applicable grace period; (ii) an involuntary proceeding commenced or an involuntary petition filed and seeking liquidation, reorganization or other relief in respect of the issuer of the CDO, the collateral manager of the CDO (which will be an affiliate of Cohen & Co.) or us, or if the issuer of the CDO, the collateral manager or we voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect; (iii) the underlying collateral purchased during the warehouse period falls below a certain corporate rating; (iv) if we obligate ourselves to purchase some or all the equity in the related CDO, the breach by us of such obligation which breach causes the CDO to not close; or (v) if the underlying asset purchased during the warehouse period becomes a credit risk security (e.g., if the warehouse provider and the collateral manager mutually determine in good faith that the underlying asset has a significant risk of declining in credit quality). In such events, we could suffer a liability up to the amount of the cash collateral we maintain with our warehouse providers, which amount generally averages between $5,000,000 to $20,000,000, depending on the economics of the CDO.

We may be required to repurchase mortgage loans that we have sold or to indemnify holders of our mortgage–backed securities.

If any of the mortgage loans that we securitize do not comply with the representations and warranties that we make about the characteristics of the loans, the borrowers and the properties securing the loans, we may be required to repurchase those loans that we have securitized, or replace them with substitute loans or cash. If this occurs, we may have to bear any associated losses directly. In addition we may be required to indemnify the purchasers of such loans for losses or expenses incurred as a result of a breach of a representation or warranty made by us. Repurchased loans typically require an allocation of working capital to carry on our books, and our ability to borrow against such assets is limited, which could limit the amount by which we can leverage our equity. Any significant repurchases or indemnification payments could significantly harm our cash flow and results of operations.

The treatment of TruPS and surplus notes for regulatory capital purposes may reduce the attractiveness of TruPS and surplus notes as a financing mechanism to banks, bank holding companies and insurance companies, which may result in us having to invest in assets that are lower yielding than our expected returns of TruPS.

One of the attractive features of TruPS for banks and bank holding company issuers is that TruPS can currently be included in the tier one capital, as defined in the regulations promulgated under the Bank Holding Act, of bank holding companies, subject to certain quantitative limitations. Many insurance companies also receive favorable capital treatment for TruPS and surplus notes for state regulatory purposes. In April 2005, the Federal Reserve Board approved a final rule, “Risk-Based Capital Standards:

Trust Preferred Securities and the Definition of Capital,” which provides for the continued inclusion of outstanding and prospective issuances of TruPS in the tier one capital of bank holding companies subject to the limitation that restricted core capital elements, which include TruPS, are limited to 25% of the sum of core capital elements (including restricted core capital elements), net of goodwill less associated deferred tax liabilities. For internationally active bank holding companies, the limitation on restricted core capital elements is 15%. TruPS and their embedded underlying subordinated notes must also be structured to meet certain qualitative requirements provided for in the final rule. Thus, banks and bank holding company issuers are limited in their ability to treat TruPS as tier one capital. The individual states’ departments of insurance regulate the issuance and repayment of surplus notes. In the future, regulators could seek to impose further limitations on the issuance of surplus notes. Any such limitations would adversely affect the ability of insurance companies to issue these types of securities, which may result in us investing in assets that are lower yielding than our expected returns on TruPS. This could result in reduced returns for our stockholders. In the future, regulators could also seek to impose further limits on the treatment of TruPS as tier one capital, or to exclude them from tier one capital in their entirety. Any such limitation or exclusion would adversely affect the willingness of banks to issue TruPS, which may result in us investing in assets that are lower yielding than our expected returns on TruPS. This could result in reduced returns for our stockholders.

Some rating agencies currently view TruPS favorably in evaluating the capital structure of banks, bank holding companies and insurance companies. If this view were to change, banks and insurance companies might discontinue issuing TruPS.

Some rating agencies currently treat TruPS favorably in evaluating the capital structure of banks, bank holding companies and insurance companies. In the future, these rating agencies could seek to change their treatment of TruPS. If this were to happen, banks and insurance companies may be unwilling to issue TruPS to us, which may result in us investing in assets that are lower yielding than our expected returns on TruPS. This could result in reduced returns for our stockholders.

Our hedging transactions may not completely insulate us from interest rate risk, which may cause greater volatility in our earnings.

Subject to maintaining our qualification as a REIT, we may engage in certain hedging transactions in an effort to limit our exposure to changes in interest rates, which may expose us to risks associated with these transactions. We may utilize instruments such as forward contracts and interest rate swaps, caps, collars and floors to seek to hedge against fluctuations in the relative values of our investment portfolio positions from changes in market interest rates. Hedging against a decline in the values of our investment portfolio positions does not eliminate the possibility of fluctuations in the values of these positions or prevent losses if the values of these positions decline. However, hedging can establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of these investment portfolio positions. Hedging transactions may also limit the opportunity for gain if the values of the investment portfolio positions should increase. Moreover, we may not be able to hedge against an interest rate fluctuation that is generally anticipated at an acceptable price.

The success of our hedging transactions will depend on our ability to structure and execute effective hedges for the assets we hold. Therefore, while we may enter into these transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the investment portfolio positions being hedged may vary. Moreover, for a variety of reasons, we may not establish a perfect correlation between such hedging instruments and the investment portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

Accounting for hedges under generally accepted accounting principles, or GAAP, is extremely complicated. We may inadvertently fail to account for our hedges properly in accordance with GAAP on our financial statements or may fail to qualify for hedge accounting, either of which could have a material adverse effect on our earnings.

While we use hedging to mitigate some of our interest rate risk, the failure to completely insulate our investment portfolio from interest rate risk may cause greater volatility in our earnings.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code substantially limit our ability to hedge our investments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real state assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into and satisfies other identification requirements, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 95% gross income test (and will generally constitute non-qualifying income for purposes of the 75% gross income test). To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. As a result, we might have to limit our use of advantageous hedging techniques or implement those hedges through one of our domestic TRSs. This could increase the cost of our hedging activities because our domestic TRSs would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear.

Hedging against interest rate exposure may adversely affect our earnings, which could adversely affect cash available for distribution to our stockholders.

Our hedging activity will vary in scope based on the level and volatility of interest rates, the type of portfolio investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability;

•	the amount of income that a REIT may earn from hedging transactions to offset interest rate losses is limited by U.S. federal tax provisions applicable to REITs;

•	gains on hedges at our TRSs will be subject to income tax;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

•	the party owing money in the hedging transaction may default on our obligation to pay.

Our hedging activity may adversely affect our earnings, which could adversely affect cash available for distribution to our stockholders.

The competitive pressures we face as a result of operating in a highly competitive market could have a material adverse effect on our business, financial condition, liquidity and results of operations.

A number of entities compete with us with respect to our origination and investment activities. We compete with other REITs, public and private funds, commercial and investment banks, savings and loan institutions, mortgage bankers, insurance companies, institutional bankers, governmental bodies, commercial finance companies and other entities. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. Several other REITs, including Taberna, have recently raised, or are expected to raise, significant amounts of capital, and may have investment objectives that overlap with ours, which may create competition for investment opportunities. Some competitors may have a lower cost of funds, enhanced operating efficiencies and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. The competitive pressures we face if not effectively managed may have a material adverse effect on our business, financial condition, liquidity and results of operations.

Also, as a result of this competition, we may not be able to take advantage of attractive origination and investment opportunities and therefore may not be able to identify and pursue opportunities that are consistent with our objectives. Competition may limit the number of suitable investment opportunities offered to us. It may also result in higher prices, lower yields and a narrower spread of yields over our borrowing costs, making it more difficult for us to acquire new investments on attractive terms. In addition, competition for desirable investments could delay the investment in desirable assets, which may in turn reduce our earnings per share and negatively affect our ability to maintain our distributions to our stockholders.

We may not be able to acquire eligible securities for CDO and CLO issuances or other securitizations on favorable economic terms, or may not be able to structure CDOs and CLOs and other securitizations on attractive terms, which may require us to seek more costly financing for our investments or to liquidate assets.

We invest in CDOs, CLOs and other types of securitizations. During a warehouse accumulation period, we or our lenders acquire assets through warehouse facilities and other short-term financing arrangements. We contribute cash and other collateral which is held in escrow by the lenders to cover our losses, up to the amount of such collateral, should securities need to be liquidated during the warehouse accumulation period. We are subject to the risk that we or our lenders will not be able to acquire a sufficient amount of eligible securities to maximize the efficiency of a CDO or CLO issuance or other securitization. In addition, disruptions in the capital markets generally, or in the securitization markets specifically, may make the issuance of a CDO, CLO or another securitization transaction less attractive or even impossible. If we are unable to securitize the assets, or if doing so is not economical, we or our warehouse lenders may be required to seek other forms of potentially less attractive financing or to liquidate the assets at a price that could result in a loss of all or a portion of the cash and other collateral backing our purchase commitment.

The use of CDO and CLO financings with over-collateralization requirements may have a negative impact on our cash flow and may trigger certain termination provisions in the related collateral management agreements.

We expect that the terms of the CDOs and CLOs we structure will generally provide that the principal amount of assets must exceed the principal balance of the related securities to be issued by the CDO or CLO by a certain amount, commonly referred to as “over-collateralization.” We anticipate that the CDO and CLO terms will provide that, if certain delinquencies and/or losses exceed the specified levels based on the analysis by the rating agencies (or any financial guaranty insurer) of the characteristics of the assets collateralizing the CDO or CLO securities, the required level of over-collateralization may be increased or may be prevented from decreasing as would otherwise be permitted if losses or delinquencies did not exceed those levels. Other tests, based on delinquency levels or other criteria, may restrict our ability to receive cash distributions from assets collateralizing the CDO or CLO securities. The performance tests may not be satisfied. In advance of completing negotiations with the rating agencies or other key transaction parties on future CDOs and CLOs, there are no assurances as to the actual terms of the CDO and CLO delinquency tests, over-collateralization terms, cash flow release mechanisms or other significant factors regarding the calculation of net income to us. Failure to obtain favorable terms with regard to these matters may materially and adversely affect the availability of net income to us. In addition, collateral management agreements typically provide that if certain over-collateralization ratio tests are failed, the collateral management agreement may be terminated by a vote of the security holders. If the assets held by CDOs and CLOs fail to perform as anticipated, our earnings may be adversely affected and over-collateralization or other credit enhancement expenses associated with CDO and CLO financings will increase.

Our existing CDO investments, and future CDOs, CLOs and other securitizations are and will be collateralized with real estate securities and securities issued by banks, bank holding companies and insurance companies and surplus notes issued by insurance companies, and any adverse market trends that affect these industries are likely to adversely affect such CDOs, CLOs and other securitizations in general.

We have invested in three CDOs and one CLO as of June 30, 2006, which are collateralized by RMBS, TruPS issued by banks and insurance companies, and leveraged loans. Future CDO and CLO issuances and other securitizations will be backed by mortgage loans, RMBS, CMBS, TruPS issued by banks, bank holding companies and insurance companies and surplus notes issued by insurance companies and, possibly, other preferred securities, leveraged loans, and other mortgage-backed securities. Any adverse market trends that affect the banking, insurance or real estate industries or the value of these types of securities will adversely impact the value of our interests in our CDOs, CLOs and other securitizations. Such trends could include declines in real estate values in certain geographic markets or sectors, underperformance of real estate securities issued in a particular year, unexpected bank or insurance company losses or failures, or changes in U.S. federal income tax laws that could affect the performance of real estate securities and loans and securities issued by banks and insurance companies.

The CDO structure benefits from a mix of TruPS issued by banks and bank holding companies and TruPS and surplus notes issued by insurance companies. The failure of our manager to originate TruPS and surplus notes issued by insurance companies for inclusion in CDOs could adversely affect our ability to complete CDO transactions and the terms of these transactions available to us.

CDOs benefit, in pricing and other terms, from inclusion of both TruPS issued by banks and bank holding companies as well as TruPS and surplus notes issued by insurance companies. If our manager is unable to originate attractive TruPS and surplus notes issued by insurance companies for inclusion in CDOs, our ability to complete CDO transactions on favorable pricing and other terms, or at all, will be adversely affected.

We are highly dependent on information systems and third parties, and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our common stock and our ability to pay dividends.

Our business is highly dependent on communications and information systems. Any failure or interruption of our systems could cause delays or other problems in our activities, which could have a material adverse effect on our operating results and negatively affect our ability to pay dividends.

Accounting rules for certain of our transactions are highly complex and involve significant judgment and assumptions. Changes in accounting interpretations or assumptions could adversely impact our financial statements.

Accounting rules for transfers of financial assets, securitization transactions, consolidation of variable interest entities, and other aspects of our anticipated operations are highly complex and involve significant judgment and assumptions. These complexities could lead to delay in preparation of financial information. Changes in accounting interpretations or assumptions could impact our financial statements.

Risks Related to Our Investments

We may not realize gains or income from our investments.

We seek to generate both current income and capital appreciation. However, our investments may not appreciate in value and, in fact, may decline in value, and the financings that we originate and the securities that we invest in may default on interest and/or principal payments. Accordingly, we may not be able to realize gains or income from our investments. Any gains that we do realize may not be sufficient to offset any other losses we experience. Any income that we realize may not be sufficient to offset our expenses.

We may change our investment strategy, hedge strategy, asset allocation and operational policies without stockholders’ consent, which may result in riskier investments and adversely effect the market value of our common stock and our ability to make distributions to our stockholders.

We may change our investment strategy, hedge strategy, asset allocation and operational policies at any time without the consent of our stockholders, which could result in our making investments or hedges that are different from, and possibly riskier than, the investments or hedges described in this prospectus. A change in our investment or hedge strategy may increase our exposure to interest rate and real estate market fluctuations. Furthermore, a change in our asset allocation could result in our making investments in instrument categories different from those described in this prospectus. Furthermore, our board of directors determines our operational policies and may amend or revise our policies, including our polices with respect to our REIT qualification, acquisitions, growth, operations, indebtedness, capitalization and distributions or approve transactions that deviate from these policies without a vote of, or notice to, our stockholders. Operational policy changes could adversely affect the market value of our common stock and our ability to make distributions to our stockholders.

Increases in interest rates could negatively affect the value of our investments, which could result in reduced earnings or losses and negatively affect cash available for distribution to our stockholders.

While we seek to match fund the duration of our assets and liabilities to lock in a spread between the yields on our assets and the cost of our interest-bearing liabilities, changes in the general level of interest rates may affect our net interest income, which is the difference between the interest income earned on our interest-earning assets and the interest expense incurred on our interest-bearing liabilities. Changes in the level of interest rates also can affect, among other things, our ability to successfully implement our investment strategy and the value of our assets.

Although U.S. interest rates have been rising recently, they remain at relatively low historical levels. In the event of a significant rising interest rate environment or economic downturn, defaults on our assets may increase and result in losses that would adversely affect our liquidity and operating results. Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political conditions, and other factors beyond our control.

Our operating results will depend in large part on differences between the income from our assets, net of credit losses, and our financing costs. We anticipate that, in most cases, for any period during which our assets are not match-funded, the income from such assets will respond more slowly to interest rate fluctuations than the cost of the related borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence our net income. Increases in these rates will tend to decrease our net income and market value of our assets. Interest rate fluctuations resulting in our interest expense exceeding interest income would result in operating losses for us. As of June 30, 2006, approximately $3.4 billion, or 94% of the combined company’s investment related assets, after giving effect to the merger as if the merger had been completed as of such date, were match-funded.

The accumulation period of our warehouse facilities that are subject to interest rate risk is generally 90 to 120 days. As the accumulation period is completed or warehouse facilities mature, we will either enter into a CDO transaction or a new warehouse facility or sell certain assets. An increase in short-term interest rates at the time we seek to enter into a CDO transaction or a new warehouse facility may reduce the spread between the returns on our portfolio investments and the cost of our borrowings. This change in interest rates would adversely affect returns on portfolio investments that are fixed rate.

Some of our investments may be recorded at fair value as determined in good faith by our board of directors and, as a result, there may be uncertainty as to the actual market value of these investments.

Some of our investments may be in the form of securities that are not publicly traded. The fair value of securities and other investments that are not publicly traded may not be readily determinable. We will value these investments quarterly at fair value as determined in good faith by our board of directors. Because these valuations are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, such determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common stock could be adversely affected if determinations regarding the fair value of these investments are materially higher than the values that we ultimately realize upon their disposal.

The lack of liquidity in certain investments may adversely affect our business.

We expect to make investments in securities of private companies. A portion of these securities may be subject to legal and other restrictions on resale or will otherwise be less liquid than publicly traded securities. The illiquidity of our investments may make it difficult for us to sell such investments if the need arises.

A prolonged economic slowdown, a recession or declining real estate values and increasing interest rates could impair our investments and harm our operating results which may, in turn, adversely affect the cash available for distribution to our stockholders.

Many of our investments may be susceptible to economic slowdowns or recessions and rising interest rates, which could lead to financial losses in our investments and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could reduce the value of our investments, reduce the number of attractive investment opportunities and harm our operating results which may, in turn, adversely affect the cash available for distribution to our stockholders.

Prepayment rates on TruPS, mortgage loans or mortgage-backed securities could negatively affect the value of our investments, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our stockholders.

The value of the TruPS, mortgage loans, mortgage-backed securities and, possibly, other securities in which we invest may be adversely affected by prepayment rates. For example, higher than expected prepayment rates will likely result in interest-only securities retained by us in our mortgage loan securitizations and securities that we acquire at a premium to diminish in value. Prepayment rates are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty.

Borrowers tend to prepay their financings faster when interest rates decline. In these circumstances, we would have to reinvest the money received from the prepayments at the lower prevailing interest rates. Conversely, borrowers tend not to prepay on their financings when interest rates increase. Consequently, we would be unable to reinvest money that would have otherwise been received from prepayments at the higher prevailing interest rates. This volatility in prepayment rates may affect our ability to maintain targeted amounts of leverage on our investment portfolio and may result in reduced earnings or losses for us and negatively affect the cash available for distribution to our stockholders.

The guarantees of principal and interest related to the mortgage-backed securities in which we may invest provided by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, or the Government National Mortgage Association do not protect investors against prepayment risks.

The mortgage loans in which we have invested and the mortgage loans underlying the RMBS and CMBS in which we invest are subject to delinquency, foreclosure and loss, which could result in losses to us that may result in reduced earnings and negatively affect the cash available for distribution to our stockholders.

Residential mortgage loans are secured by single-family residential properties and are subject to risks of delinquency, foreclosure and loss. The ability of a borrower to repay a loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, acts of God, terrorism, social unrest and civil disturbances, may impair borrowers’ abilities to repay their loans.

Commercial mortgage loans are secured by multi-family or commercial property and are subject to risks of delinquency and foreclosure, and risks of loss that are greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things:

•	tenant mix;

•	success of tenant businesses;

•	property management decisions;

•	property location and condition;

•	competition from comparable types of properties;

•	changes in laws that increase operating expense or limit rents that may be charged;

•	any need to address environmental contamination at the property;

•	the occurrence of any uninsured casualty at the property;

•	changes in national, regional or local economic conditions and/or specific industry segments;

•	declines in regional or local real estate values;

•	declines in regional or local rental or occupancy rates;

•	increases in interest rates, real estate tax rates and other operating expenses;

•	changes in governmental rules, regulations and fiscal policies, including environmental legislation; or

•	acts of God, terrorism, social unrest and civil disturbances.

To date, we have not invested in commercial mortgage loans or CMBS, although we may do so in the future.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law, which could result in a total loss of our investment. Foreclosure of a mortgage loan can be an expensive and lengthy process, which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. RMBS evidence interests in or are secured by pools of residential mortgage loans and CMBS evidence interests in or are secured by a single commercial mortgage loan or pool of commercial mortgage loans. Accordingly, the mortgage-backed securities we invest in are subject to all of the risks of the underlying mortgage loans. In addition, residential mortgage borrowers are not typically prevented by the terms of their mortgage loans from prepaying their loans in whole or in part at any time. Borrowers prepay their mortgages for many reasons, but typically, when interest rates decline, borrowers tend to prepay at faster rates. To the extent that the underlying mortgage borrowers in any of our mortgage loan pools or the pools underlying any of our mortgage-backed securities prepay their loans, we will likely receive funds that will have to be reinvested, and we may need to reinvest those funds at less desirable rates of return.

Although we currently intend to focus on real estate-related asset-backed securities, we may invest in other types of asset-backed securities to the extent these investments would be consistent with maintaining our qualification as a REIT.

We may invest in residential mortgage loans that have material geographic concentrations. Any adverse market or economic conditions in those regions may have a disproportionately adverse effect on the ability of our customers to make their loan payments.

We may invest in residential mortgage loans that have material geographic concentrations. The risk of foreclosure and losses on these loans may be exacerbated by economic and other conditions in these geographic markets. In addition, the market value of the real estate securing those mortgage loans could be adversely affected by adverse market and economic conditions in that region. Any sustained period of increased payment delinquencies, foreclosures or losses caused by adverse market or economic conditions or natural disasters in that geographic region could adversely affect our net interest income from loans in our investment portfolio and our ability to make distributions to our stockholders. Based on the total carrying amount of the mortgages taken out in connection with the residential mortgage loans AFT had invested in as of March 31, 2006, the properties securing those residential mortgage loans were significantly concentrated in California as of that date. As indicated on “Schedule IV – Mortgage Loans on Real Estate” to AFT’s Consolidated Financial Statements, beginning on page F-26 of the merger proxy statement, almost 50% of the total carrying amount of the mortgages taken out in connection with the residential mortgage loans AFT had invested in as of March 31, 2006 related to residential mortgages secured by real property located in California. As of June 30, 2006, the concentration of residential mortgage loans in the state of California is consistent with the data provided as of March 31, 2006.

We may be exposed to environmental liabilities with respect to properties to which we take title, which may have a material adverse effect on our business, financial condition, liquidity, and results of operations.

In the event we are forced to foreclose on a mortgage loan we hold, we may take title to real estate, and, if we do take title, we could be subject to environmental liabilities with respect to these properties. In this circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation, and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity, and results of operations could be materially and adversely affected.

We may incur lender liability as a result of our investments in leveraged loans.

In recent years, a number of judicial decisions have upheld the right of borrowers to sue lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or our other creditors or stockholders. We may be subject to allegations of lender liability, which if successful, could result in material losses and materially and adversely affect our operations.

The leveraged loans in which we invest could be subject to equitable subordination by a court and thereby increase our risk of loss with respect to such loans.

Courts have, in some cases, applied the doctrine of equitable subordination to subordinate the claim of a lending institution against a borrower to claims of other creditors of the borrower, when the lending institution is found to have engaged in unfair, inequitable or fraudulent conduct. The courts have also applied the doctrine of equitable subordination when a lending institution or its affiliates are found to have exerted inappropriate control over a client, including control resulting from the ownership of equity interests in a client. Payments on one or more of our leveraged loans, particularly a leveraged loan to a client in which we also hold equity interests, may be subject to claims of equitable subordination. If, when challenged, these factors were deemed to give us the ability to control or otherwise exercise influence over the business and affairs of one or more of our clients, this control or influence could constitute grounds for equitable subordination. This means that a court may treat one or more of our leveraged loans as if it were common equity in the client. In that case, if the client were to liquidate, we would be entitled to repayment of our loan on an equal basis with other holders of the client’s common equity only after all of the client’s obligations relating to our debt and preferred securities had been satisfied. One or more successful claims of equitable subordination against us could have an adverse effect on our business, results of operation or financial condition.

We may not act as agent for many of the leveraged loans in which we invest and, consequently, will have little or no control over how those loans are administered or controlled.

In many of the leveraged loans in which we invest, we may not be the agent of the lending group that receives payments under the loan or the agent of the lending group that controls the collateral for purposes of administering the loan. When we are not the agent for a loan, we may not receive the same financial or operational information as we receive for loans for which we are the agent and, in many instances, the information on which we must rely is provided to us by the agent rather than directly by the borrower. As a result, it may be more difficult for us to track or rate these loans than it is for the loans for which we are the agent. Additionally, we may be prohibited or otherwise restricted from taking actions to enforce the loan or to foreclose upon the collateral securing the loan without the agreement of other lenders holding a specified minimum aggregate percentage, generally a majority or two-thirds of the outstanding principal balance. It is possible that an agent for one of these loans may choose not to take the same actions to enforce the loan or to foreclose upon the collateral securing the loan that we would have taken had we been agent for the loan.

With respect to our investments in leveraged loans to mid-sized companies, we may invest in balloon loans and bullet loans which may have a greater degree of risk than other types of loans.

A balloon loan is a term loan with a series of scheduled payment installments calculated to amortize the principal balance of the loan so that upon maturity of the loan, more than 25%, but less than 100%, of the loan balance remains unpaid and must be satisfied. A bullet loan is a loan with no scheduled payments of principal before the maturity date of the loan. On the maturity date, the entire unpaid balance of the loan is due.

Balloon loans and bullet loans involve a greater degree of risk than other types of loans because they require the borrower to make a large final payment upon the maturity of the loan. The ability of a borrower to make this final payment upon the maturity of the loan typically depends upon our ability either to generate sufficient cash flow to repay the loan prior to maturity, to refinance the loan or to sell the related collateral securing the loan, if any. The ability of a borrower to accomplish any of these goals will be affected by many factors, including the availability of financing at acceptable rates to the borrower, the financial condition of the borrower, the marketability of the related collateral, the operating history of the related business, tax laws and the prevailing general economic conditions. Consequently, the borrower may not have the ability to repay the loan at maturity and we could lose all or most of the principal of our loan. As of June 30, 2006, the combined company, after giving effect to the merger as if the merger had been completed as of such date, had investments in balloon or bullets loans of approximately $44.2 million, or approximately 1% of total assets.

Investments in equity securities and our investments in leveraged loans involve special risks relating to the particular issuer of the securities or debt, including the financial condition and business outlook of the issuer and the issuer’s regulatory compliance.

Although we have not yet done so, we may opportunistically invest in equity securities of various types of business entities, including banks, bank holding companies, insurance companies and real estate companies, depending upon our ability to finance such assets in accordance with our financing strategy. Investments in equity securities and our investments in leveraged loans are subject to many of the risks of investing in subordinated real estate-related securities, which may result in losses to us. As of June 30, 2006, the combined company, after giving effect to the merger as if the merger had been completed as of such date, had investments in leveraged loans of approximately $186.5 million, or approximately 5% of total assets.

Investments in TruPS, leveraged loans and other securities are also subject to risks of delinquency and foreclosure, and risk of loss in the event of foreclosure and the dependence upon the successful operation of and distributions from assets and businesses of the issuers. Equity securities and unsecured loans are generally subordinated to other obligations of the issuer and are not secured by specific assets of the issuer.

Equity investments may involve a greater risk of loss than traditional debt financing and specific risks relating to particular issuers.

Although we have not yet done so, we may opportunistically invest in equity of various types of business entities, including banks, bank holding companies, insurance companies and real estate companies, depending upon our ability to finance such assets in accordance with our financing strategy. Equity investments, including investments in preferred securities, involve a higher degree of risk than traditional debt financing due to a variety of factors, including that such investments are subordinate to debt and are not secured. Furthermore, should the issuer default, we would only be able to proceed against the entity in which we have an interest, and not the assets owned by the entity. If we invest in preferred securities, in most cases we will have no recourse against an issuer for a failure to pay stated dividends; rather, unpaid dividends typically accrue and the preferred stockholders maintain a liquidation preference in the event of a liquidation of the issuer of the preferred securities. An issuer may not have sufficient assets to satisfy any liquidation preference to which we may be entitled. As a result, we may not recover some or all of our investments in preferred equity securities in particular and in equity securities in general.

Investments in equity securities are also subject to risks of: (i) limited liquidity in the secondary trading market, (ii) substantial market price volatility resulting from changes in prevailing interest rates, (iii) subordination to the prior claims of banks and other lenders to the issuer, (iv) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to redeem our investment and cause us to reinvest premature redemption proceeds in lower yielding assets, and (v) the declining creditworthiness and potential for insolvency of the issuer of such securities during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding securities and the ability of the issuers thereof to repay principal and interest or make dividend payments.

Investments in subordinated RMBS and CMBS are generally in the “second loss” position and therefore subject to increased risk of losses.

In general, losses on an asset securing a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, then by the “first loss” subordinated security holder and then by the “second loss” subordinated security holder. Our investments in subordinated RMBS and CMBS will be generally in the “second loss” position and therefore may be subject to losses. In the event of default and the exhaustion of any collateral, reserve fund, letter of credit and any classes of securities junior to those in which we invest, we will not be able to recover all of our investment in the securities we purchase. In addition, if the underlying mortgage portfolio has been overvalued or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related mortgage-backed securities, the securities in which we invest may effectively become the “first loss” position behind the more senior securities, which may result in significant losses to us. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual issuer developments. A projection of an economic downturn, for example, could cause a decline in the price of lower credit quality securities because the ability of obligors of mortgage loans underlying mortgage-backed securities to make principal and interest payments may be impaired. In this event, existing credit support in the securitization structure may be insufficient to protect us against loss of our principal on these securities. As of June 30, 2006, the combined company, after giving effect to the merger as if the merger had been completed as of such date, had investments in subordinated RMBS and CMBS of approximately $1.3 billion or 34% of total assets.

Investments in mezzanine loans involve greater risks of loss than senior loans secured by income producing properties.

Although we have not yet done so, we may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying property or loans secured by a pledge of the ownership interests of either the entity owning the property or a pledge of the ownership interests of the entity that owns the interest in the entity owning the property. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender or may be secured only by an equity interest in the borrower and not any real property. In the event of a bankruptcy of the entity providing the pledge of our ownership interests as security, we may not have full recourse to the assets of the entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan to value ratios than conventional mortgage loans, resulting in less equity in the property and increasing the risk of loss of principal.

Catastrophic losses and the lack of availability of reinsurance could adversely affect our investments in TruPS issued by insurance companies.

The insurance companies that issue the TruPS and in which we invest are exposed to policy claims arising out of catastrophes. Catastrophes may be caused by various events, including hurricanes, earthquakes and floods and may also include man-made catastrophes such as terrorist activities. The frequency and severity of catastrophes are inherently unpredictable. Claims resulting from catastrophic events could materially reduce the profitability or harm the financial condition of the insurance companies which issue the TruPS in which we invest, and could cause one or more of such insurance companies to default on the payment of distributions of such TruPS. Payments under these TruPS are subordinated to policy claim payments owed by these insurance companies. In addition, the ability of insurance companies to manage this risk may depend, in part, upon their ability to obtain catastrophe reinsurance, which may not be available at commercially acceptable rates in the future.

The borrowers under leveraged loans in which we invest will include privately owned mid-sized companies, which present a greater risk of loss than loans to larger companies.

Compared to larger, publicly owned firms, these companies generally also have more limited access to capital and higher funding costs and may be in a weaker financial position. Accordingly, advances made to these types of borrowers entail higher risks than advances made to companies which are able to access traditional credit sources.

Numerous factors may affect a borrower’s ability to make scheduled payments on our loan, including the failure to meet our business plan or a downturn in our industry. In part because of their smaller size, our borrowers may:

•	experience significant variations in operating results;

•	have narrower product lines and market shares than their larger competitors;

•	be particularly vulnerable to changes in customer preferences and market conditions;

•	be more dependent than larger companies on one or more major customers, the loss of which could materially impair their business, financial condition and prospects;

•	face intense competition, including from companies with greater financial, technical, managerial and marketing resources;

•	depend on the management talents and efforts of a single individual or a small group of persons for their success, the death, disability or resignation of whom could materially harm the client’s financial condition or prospects;

•	have less skilled or experienced management personnel than larger companies; or

•	do business in regulated industries, such as the healthcare industry, and could be adversely affected by policy or regulatory changes.

Accordingly, any of these factors could impair a borrower’s cash flow or result in other events, such as bankruptcy, which could limit that borrower’s ability to repay our obligations to us, and may lead to losses in our investment portfolio and a decrease in our revenues, net income and assets, which may result in reduced earnings and negatively affect the cash available for distribution to our stockholders.

We may make investments in non-U.S. dollar denominated securities, which will be subject to currency rate exposure and the uncertainty of foreign laws and markets.

We may purchase securities denominated in foreign currencies. We expect that our exposure, if any, would be principally to the British pound, the Euro and the Canadian dollar. A change in foreign currency exchange rates may have an adverse impact on returns on our non-dollar denominated investments. Although we may hedge our foreign currency risk subject to the REIT income qualification tests, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations, which may result in reduced earnings and negatively affect the cash available for distribution to our stockholders.

We may enter into derivative contracts that could expose us to contingent liabilities in the future.

Part of our investment strategy involves entering into derivative contracts that could require us to fund cash payments in certain circumstances such as the early termination of a derivative agreement caused by an event of default or other early termination event, or the decision by a counterparty to request margin securities we are contractually owed under the terms of the derivative agreement. The amount due would be equal to the unrealized loss of the open swap positions with the respective counterparty and could also include other fees and charges. These economic losses would be reflected in our results of operations and our ability to fund these obligations would depend on the liquidity of our assets and access to capital at the time. The need to fund these obligations could adversely impact our financial condition.

Our due diligence may not reveal all of an entity’s liabilities and may not reveal other weaknesses in their business.

Before originating an investment for, or making an investment in, an entity, we will rely on our manager to assess the strength and skills of the entity’s management and other factors that we believe will determine the success of the investment. This process is particularly important and subjective with respect to newly organized entities because there may be little or no information publicly available about the entities. These due diligence processes may not uncover all relevant facts, which could result in losses to us.

Regulatory and Legal Risks of Our Business

Maintenance of our Investment Company Act exemption imposes limits on our operations, which may adversely effect our results of operations.

We intend to conduct our operations so that we are not required to register as an investment company under the Investment Company Act. Section 3(a)(l)(C) of the Investment Company Act defines as an investment company any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities,” among other things, are securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(l) or Section 3(c)(7) of the Investment Company Act. Because we are organized as a holding company that conducts our businesses primarily through majority-owned subsidiaries, the securities issued to us by our subsidiaries that are excepted from the definition of “investment company” by Section 3(c)(l) or 3(c)(7) of the Investment Company Act, together with any other “investment securities” we may own, may not have a combined value in excess of 40% of the value of our total assets on an unconsolidated basis. This requirement limits the types of businesses in which we may engage through these subsidiaries.

The determination of whether an entity is a majority-owned subsidiary of ours is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies, including CDO issuers, in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary of ours and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies, including collateralized debt obligation, or CDO issuers, as majority-owned subsidiaries, we would need to adjust our investment strategy and invest our assets in order to continue to pass the 40% test. Any such adjustment in our investment strategy could have a material adverse effect on us.

A majority of our subsidiaries are limited by the provisions of the Investment Company Act and the rules and regulations promulgated thereunder with respect to the assets in which they can invest to avoid being regulated as an investment company. For instance, our subsidiaries that issue CDOs generally will rely on

Rule 3a-7, an exemption from the Investment Company Act provided for certain structured financing vehicles that pool income-producing assets and issue securities backed by those assets. Such structured financings may not engage in portfolio management practices resembling those employed by mutual funds. Accordingly, each of our CDO subsidiaries that rely on Rule 3a-7 is subject to an indenture which contains specific guidelines and restrictions limiting the discretion of the CDO issuer and our manager. In particular, the indentures prohibit the CDO issuer from acquiring and disposing of assets primarily for the purpose of recognizing gains or decreasing losses resulting from market value changes. Certain sales and purchases of assets, such as dispositions of collateral that has gone into default or is at risk of imminent default, may be made so long as the CDOs do not violate the guidelines contained in the indentures and are not based primarily on changes in market value. The proceeds of permitted dispositions may be reinvested in collateral that is consistent with the credit profile of the CDO under specific and predetermined guidelines. In addition, absent obtaining further guidance from the SEC, substitutions of assets may not be made solely for the purpose of enhancing the investment returns of the holders of the equity securities issued by the CDO issuer. As a result of these restrictions, our CDO subsidiaries may suffer losses on their assets and we may suffer losses on our investments in our CDO subsidiaries.

Our subsidiaries that hold real estate assets (i.e., Alesco Loan Holdings Trust) rely on the exemption from registration provided by Section 3(c)(5)(C) of the Investment Company Act. In order to qualify for this exemption, at least 55% of a subsidiary’s portfolio must be composed of mortgages and other liens on and interests in real estate (collectively, “qualifying assets”) and at least 80% of the subsidiary’s portfolio must be composed of real estate-related assets. Qualifying assets include mortgage loans, mortgage-backed securities that represent the entire ownership in a pool of mortgage loans and other interests in real estate. Accordingly, these restrictions will limit the ability of these subsidiaries to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, unsecured debt and preferred securities issued by REITs and real estate companies or in assets not related to real estate. As of the date of this prospectus, Alesco Loan Holdings Trust’s assets consist exclusively of whole-residential mortgage loans to which we have legal title. To the extent Alesco Loan Holdings Trust or another subsidiary of ours invests in other types of assets such as RMBS, CMBS and mezzanine loans, we will not treat such assets as qualifying assets for purposes of determining the subsidiary’s eligibility for the exemption provided by Section 3(c)(5)(C) unless such treatment is consistent with the guidance of the SEC as set forth in no-action letters, interpretive guidance or an exemptive order.

As of the date of this prospectus, two of our subsidiaries, Alesco TPS Holdings LLC and Alesco Holdings Ltd., are currently relying on the exemption provided under Section 3(c)(1), and therefore, our ownership interests in these subsidiaries are deemed to be investment securities for purposes of the 40% test. We must monitor our holdings in Alesco TPS Holdings LLC and Alesco Holdings Ltd. and any future subsidiaries relying on the exemptions provided under Section 3(c)(1) or 3(c)(7) to ensure that the value of our investment in such subsidiaries, together with any other investment securities we may own, does not exceed 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

If the combined value of the investment securities issued by our subsidiaries that are excepted by Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own, exceeds 40% of our total assets on an unconsolidated basis, we may be deemed to be an investment company. If we fail to maintain an exemption, exception or other exclusion from registration as an investment company, we could, among other things, be required either (a) to change substantially the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company, either of which could have an adverse effect on us and the market price of our common stock. If we were required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters and our manager will have the right to terminate our management agreement.

We have not received a no-action letter from the SEC regarding whether our investment strategy complies with the exclusion from regulation under the Investment Company Act that we are relying upon. To the extent that the SEC provides more specific or different guidance regarding, for example, the treatment of assets as qualifying assets or real estate-related assets, we may be required to adjust our investment strategy accordingly. Any additional guidance from the SEC could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen, which could have a material adverse effect on our operations.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our common stock.

At any time, the U.S. federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, U.S. federal income tax law, regulation or administrative interpretation.

Risks Related to Our Organization and Structure

Our charter and Maryland law may defer or prevent a takeover bid or change in control.

Certain provisions of our charter and Maryland law may defer or prevent unsolicited takeover attempts or attempts to change our board of directors. These provisions include a general limit on any holder beneficially owning more than 9.8% of our outstanding shares and limits on the removal of our directors without cause.

Tax Risks

Complying with REIT requirements may cause us to forego otherwise attractive opportunities.

We believe that we have been organized and operate in a manner that allows us to qualify as a REIT for U.S. federal income tax purposes.

To continue to qualify as a REIT, we must continually satisfy various tests regarding the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our shares. In order to meet these tests, we may be required to forego investments we might otherwise make. Thus, compliance with the REIT requirements may hinder our investment performance.

In particular, at least 75% of our assets at the end of each calendar quarter must consist of real estate assets, government securities, cash and cash items. For this purpose, “real estate assets” generally include interests in real property, such as land, buildings, leasehold interests in real property, stock of other entities that qualify as REITs, interests in mortgage loans secured by real property, investments in stock or debt instruments during the one-year period following the receipt of new capital and regular or residual interests in a Real Estate Mortgage Investment Conduit, or a REMIC. In addition, the amount of securities of a single issuer, other than a TRS, that we hold must generally not exceed either 5% of the value of our gross assets or 10% of the vote or value of such issuer’s outstanding securities.

Certain of the assets that we hold or intend to hold, including TruPS, leveraged loans and equity interests in CDOs or CLOs that hold TruPS or leveraged loans, are not qualified and will not be qualified real estate assets for purposes of the REIT asset tests. RMBS and CMBS securities should generally qualify as real estate assets. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property, those securities are likely not qualifying real estate assets for purposes of the REIT asset tests.

We generally will be treated as the owner of any assets that collateralize CDO or CLO transactions to the extent that we retain all of the equity of the securitization vehicle and do not make an election to treat such securitization vehicle as a TRS, as described in further detail below. As a result of the merger, we acquired all of the equity of additional CDO or CLO vehicles and intend to treat such CDO or CLO vehicles in the foregoing manner.

As noted above, in order to comply with the REIT asset tests and 75% gross income test, at least 75% of our assets and 75% of our gross income must be derived from qualifying real estate assets, whether or not such assets would otherwise represent our best investment alternative. For example, since neither TruPS, leveraged loans nor equity in corporate entities we create to hold TruPS or leveraged loans are qualifying real estate assets, we must hold substantial investments in other qualifying real estate assets, including RMBS and CMBS which may have lower yields than TruPS.

It may be possible to reduce the impact of the REIT asset and gross income requirements by holding certain assets through our TRSs, subject to certain limitations as described below.

A REIT’s net income from prohibited transactions is subject to a 100% penalty tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including any mortgage loans, held in inventory or primarily for sale to customers in the ordinary course of business. The prohibited transaction tax may apply to any sale by us of assets to a CDO or CLO and to any sale by us of CDO or CLO securities and therefore may limit our ability to sell assets to or equity in CDOs, CLOs and other assets.

It may be possible to reduce the impact of the prohibited transaction tax and the holding of assets not qualifying as real estate assets for purposes of the REIT asset tests by conducting certain activities, holding non-qualifying REIT assets or engaging in CDO and CLO transactions through our TRSs, subject to certain limitations as described below. To the extent that we engage in such activities through TRSs, the income associated with such activities may be subject to full U.S. federal corporate income tax.

Our qualification as a REIT and exemption from U.S. federal income tax with respect to certain assets may be dependent on the accuracy of legal opinions or advice rendered or given or statements by the issuers of securities in which we invest, and the inaccuracy of any such opinions, advice or statements may adversely affect our REIT qualification and result in significant corporate level tax.

When purchasing securities, we have relied and may rely on opinions or advice of counsel for the issuer of such securities, or statements made in related offering documents, for purposes of determining whether such securities represent debt or equity securities for U.S. federal income tax purposes, and also to what extent those securities constitute REIT real estate assets for purposes of the REIT asset tests and produce income which qualifies under the 75% REIT gross income test. In addition, when purchasing CDO and CLO equity, we have relied and may rely on opinions or advice of counsel regarding the qualification of the CDO or CLO for exemption from U.S. corporate income tax and the qualification of interests in such CDO or CLO as debt for U.S. federal income tax purposes. The inaccuracy of any such opinions, advice or statements may adversely affect our REIT qualification and result in significant corporate-level tax.

Certain financing activities may subject us to U.S. federal income tax and increase the tax liability of our stockholders.

We have and may continue to enter into transactions that result in us or a portion of our assets being treated as a “taxable mortgage pool” for U.S. federal income tax purposes. Specifically, we have and may continue to securitize RMBS or CMBS assets that we acquire and such securitizations will likely result in us owning interests in a taxable mortgage pool. We may enter into such transactions at the REIT level. Although the law on the matter is unclear, we might be taxable at the highest corporate income tax rate on a portion of the income, referred to as “excess inclusion income,” arising from a taxable mortgage pool that is allocable to the percentage of our shares held in record name by “disqualified organizations,” which are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from tax on unrelated business taxable income. To the extent that common stock owned by “disqualified organizations” is held in record name by a broker/dealer or other nominee, the broker/dealer or other nominee would be liable for the corporate level tax on the portion of our excess inclusion income allocable to the common stock held by the broker/dealer or other nominee on behalf of the “disqualified organizations.” We expect that disqualified organizations own our shares. Because this tax would be imposed on us, all of our investors, including investors that are not disqualified organizations, will bear a portion of the tax cost associated with the classification of us or a portion of our assets as a taxable mortgage pool. As a result of the merger, we acquired all of the equity of Kleros Real Estate CDO I, a Cayman corporation, which is also likely to be treated as a taxable mortgage pool.

In addition, if we realize excess inclusion income and allocate it to stockholders, this income cannot be offset by net operating losses of our stockholders. If the stockholder is a tax-exempt entity and not a disqualified organization, then this income is fully taxable as unrelated business taxable income under Section 512 of the Internal Revenue Code. If the stockholder is a foreign person, it would be subject to U.S. federal income tax withholding on this income without reduction or exemption pursuant to any otherwise applicable income tax treaty. If the stockholder is a REIT, a regulated investment company or common trust fund, our allocable share of our excess inclusion income could be considered excess inclusion income of such entity. Accordingly, such investors should be aware that a significant portion of our income may be considered excess inclusion income. Finally, if we fail to qualify as a REIT, our taxable mortgage pool securitizations will be treated as separate taxable corporations for U.S. federal income tax purposes that could not be included in any consolidated corporate tax return.

Additionally, we may currently include into income interest accrued on debt instruments. To the extent this interest is from debt instruments in default, we may have increased taxable income without corresponding cash flow available for distribution.

We may lose our REIT qualification or be subject to a penalty tax if the Internal Revenue Service, or the IRS, successfully challenges our characterization of income from our foreign TRSs.

We likely will be required to include in our income, even without the receipt of actual distributions, earnings from our foreign TRSs, including from our equity investments in CDOs and CLOs which hold TruPS and leveraged loans. We intend to treat certain of these income inclusions as qualifying income for purposes of the 95% gross income test but not the 75% gross income test. The provisions that set forth what income is qualifying income for purposes of the 95% gross income test provide that gross income derived from dividends, interest and certain other enumerated classes of passive income qualify for purposes of the 95% gross income test. Income inclusions from equity investments in our foreign TRSs are technically neither dividends nor any of the other enumerated categories of income specified in the 95% gross income test for U.S. federal income tax purposes, and there is no other clear precedent with respect to the qualification of such income. However, based on advice of counsel, we intend to treat such income inclusions, to the extent distributed by a foreign TRS in the year accrued, as qualifying income for purposes of the 95% gross income test. Nevertheless, because this income does not meet the literal requirements of the REIT provisions, it is possible that the IRS could successfully take the position that such income is not qualifying income. In the event that such income was determined not to qualify for the 95% gross income test, we would be subject to a penalty tax with respect to such income to the extent it and our other nonqualifying income exceeds 5% of our gross income and/or we could fail to qualify as a REIT. See “U.S. Federal Income Tax Considerations.” In addition, if such income was determined not to qualify for the 95% gross income test, we would need to invest in sufficient qualifying assets, or sell some of our interests in our foreign TRSs to ensure that the income recognized by us from our foreign TRSs or such other corporations does not exceed 5% of our gross income, or cease to qualify as a REIT.

The ability to utilize TRSs will be limited by our qualification as a REIT, which may, in turn, negatively affect our ability to execute our business plan and to make distributions to our stockholders.

Overall, no more than 20% of the value of a REIT’s assets may consist of securities of one or more TRSs. We expect to continue to own interests in TRSs, particularly in connection with our CDO and CLO transactions involving TruPS and leveraged loans. However, our ability to hold TruPS and leveraged loans, as well as CDOs and CLOs that are structured as TRSs, will be limited, which may adversely affect our ability to execute our business plan and to make distributions to our stockholders.

The failure of a loan subject to a repurchase agreement or a mezzanine loan to qualify as a real estate asset would adversely affect our ability to qualify as a REIT.

We have entered into and we intend to continue to enter into sale and repurchase agreements under which we nominally sell certain of our loan assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we have been and will be treated for U.S. federal income tax purposes as the owner of the loan assets that are the subject of any such agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the loan assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

In addition we may acquire mezzanine loans, which are loans secured by equity interests in a partnership or limited liability company that directly or indirectly owns real property. In Revenue Procedure 2003-65, the IRS provided a safe harbor pursuant to which a mezzanine loan, if its meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may acquire mezzanine loans that may not meet all of the requirements for reliance on this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests, and if such a challenge were sustained, we could fail to qualify as a REIT.

If we fail to qualify as a REIT, our dividends will not be deductible, and we will be subject to corporate level tax on our net taxable income. This would reduce the cash available to make distributions to our stockholders and may have significant adverse consequences on the value of our shares.

We have been organized and operated and will continue to operate in a manner that will allow us to qualify as a REIT for U.S. federal income tax purposes. We have not requested and do not plan to request a ruling from the IRS that we qualify as a REIT. Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions, for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may also affect our ability to qualify as a REIT. In order to qualify as a REIT, we must satisfy a number of requirements, including requirements regarding the composition of our assets and sources of our gross income. Also, we must make distributions to stockholders aggregating annually at least 90% of our net income, excluding net capital gains. We have earned income the qualification of which may be uncertain for purposes of the REIT gross income tests due to a lack of authority directly on point. No assurance can be given that we have been or will continue to be successful in operating in a manner that will allow us to qualify as a REIT. In addition, legislation, new regulations, administrative interpretations or court decisions may adversely affect our investors, our ability to qualify as a REIT for U.S. federal income tax purposes or the desirability of an investment in a REIT relative to other investments.

If we fail to qualify as a REIT or lose our qualification as a REIT at any time, we will face serious tax consequences that would substantially reduce the funds available for distribution to our stockholders for each of the years involved because:

•	we would not be allowed a deduction for distributions to stockholders in computing our taxable income and would be subject to U.S. federal income tax at regular corporate rates;

•	we also could be subject to the U.S. federal alternative minimum tax and possibly increased state and local taxes; and

•	unless we are entitled to relief under applicable statutory provisions, we could not elect to be taxed as a REIT for four taxable years following the year of our disqualification.

In addition, if we fail to qualify as a REIT, we will not be required to make distributions to stockholders, and all distributions to stockholders will be subject to tax as regular corporate dividends to the extent of our current and accumulated earnings and profits. This means that our U.S. stockholders, as defined under the caption “U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders,” who are taxed at individual tax rates would be taxed on our dividends at long-term capital gains rates through 2010 and that our corporate stockholders generally would be entitled to the dividends received deduction with respect to such dividends, subject, in each case, to applicable limitations under the Internal Revenue Code. Finally, if we fail to qualify as a REIT, our taxable mortgage pool securitizations will be treated as separate taxable corporations for U.S. federal income tax purposes that could not be included in any consolidated corporate income tax return. As a result of all these factors, our failure to qualify as a REIT also could impair our ability to expand our business and raise capital and would adversely affect the value of our shares.

We will have to pay some taxes and may be subject to others, which may reduce the cash available for distribution to our stockholders.

Even if we qualify as a REIT for U.S. federal income tax purposes, we are required to pay some U.S. federal, state and local taxes on our income and property. We also are subject to a 100% penalty tax on certain amounts if the economic arrangements among us and our TRSs are not comparable to similar arrangements among unrelated parties or if we receive payments for inventory or property held for sale to customers in the ordinary course of business. In addition, under certain circumstances we could be subject to a penalty tax if we fail to meet certain REIT requirements but nonetheless maintain our qualification as a REIT. For example, we may be required to pay a penalty tax with respect to certain income we earned in connection with our equity investments in CDO or CLO entities owning TruPS and leveraged loans in the event such income is determined not to be qualifying income for purposes of the REIT 95% gross income test but we are otherwise able to remain qualified as a REIT. To the extent that we are required to pay U.S. federal, state or local taxes, we will have less cash available for distribution to our stockholders.

Failure to make required distributions would subject us to tax, which would reduce the cash available for distribution to our stockholders.

In order to qualify as a REIT, we must distribute to our stockholders, each calendar year, at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain. To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our taxable income, we are subject to U.S. federal corporate income tax on our undistributed income. In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any calendar year are less than the sum of:

•	85% of our ordinary income for that year;

•	95% of our capital gain net income for that year; and

•	100% of our undistributed taxable income from prior years.

We have distributed and will continue to distribute our net income to our stockholders in a manner intended to satisfy the 90% distribution requirement and to avoid both corporate income tax and the 4% nondeductible excise tax. There is no requirement that our domestic TRSs distribute their after-tax net income to us and such TRSs that we form may, to the extent consistent with maintaining our qualification as a REIT, determine not to make any current distributions to us. However, our foreign TRSs, such as TRSs that we formed in connection with CDOs and CLOs, are and will generally be deemed to distribute their earnings to us on an annual basis for U.S. federal income tax purposes, regardless of whether such TRSs actually distribute their earnings. These deemed distributions will be included as income for purposes of the foregoing distribution requirements.

Our taxable income may substantially exceed our net income as determined by GAAP because, for example, expected capital losses will be deducted in determining our GAAP net income, but may not be deductible in computing our taxable income. In addition, we have invested and may invest in assets including the equity of CDO and CLO entities that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets, referred to as “phantom income.” Although some types of phantom income are excluded to the extent they exceed 5% of our net income in determining the 90% distribution requirement, we may incur corporate income tax and the 4% nondeductible excise tax with respect to any phantom income items if we do not distribute those items on an annual basis. As a result of the foregoing, we may generate less cash flow than taxable income in a particular year. In that event, we may be required to use cash reserves, incur debt, or liquidate non-cash assets at rates or times that we regard as unfavorable in order to satisfy the distribution requirement and to avoid U.S. federal corporate income tax and the 4% nondeductible excise tax in that year.

If our CDOs that are foreign TRSs are subject to U.S. federal income tax at the entity level, it would greatly reduce the amounts those entities would have available to distribute to us and that they would have available to pay their creditors.

Our CDOs and CLOs organized to hold TruPS and leveraged loans, including those acquired as a result of the merger, are typically organized as Cayman Islands companies. There is a specific exemption from U.S. federal income tax for non-U.S. corporations that restricts their activities in the United States to trading stock and securities (or any activity closely related thereto) for their own account whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent located in the United States. Our foreign CDOs and CLOs that are TRSs rely on that exemption or otherwise operate in a manner so that they are not subject to U.S. federal income tax on their net income at the entity level. If the IRS were to succeed in challenging this tax treatment, it could greatly reduce the amount that those CDOs would have available to distribute to us and to pay to their creditors.

The ownership limitation may restrict change of control or business combination opportunities in which our stockholders might receive a premium for their shares.

In order for us to qualify as a REIT, no more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. “Individuals” for this purpose include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. To assist us in preserving our REIT qualification, our charter generally prohibits any person from directly or indirectly owning more than 9.8% in value of our outstanding shares of any class or series of capital stock.

The ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of our shares might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

Our charter does not permit ownership in excess of 9.8% of the shares in value of any class or series of our stock, and attempts to acquire shares of any class or series of our stock in excess of the 9.8% limit without prior approval from our board of directors may be void, and could result in the shares being automatically transferred to a charitable trust.

For the purpose of preserving our REIT qualification, our charter prohibits beneficial or constructive ownership by any person of more than 9.8% of the aggregate value of the outstanding shares of any class or series of our stock. Our charter’s constructive ownership rules are complex and may cause the outstanding stock owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the shares of any class or series of our stock by an individual or entity could cause that individual or entity to own constructively in excess of 9.8% of the shares of any class or series of our stock, and thus be subject to the ownership limitations. Any attempt to own or transfer shares of our stock in excess of the ownership limit without the consent of the board of directors may be void, and could result in the shares being automatically transferred to a charitable trust.

Although our use of TRSs may be able to partially mitigate the impact of meeting the requirements necessary to maintain our qualification as a REIT, our ownership of and relationship with our TRSs is limited and a failure to comply with the limits would jeopardize our REIT qualification and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more TRSs. A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.

Domestic TRSs that we have formed, including for purposes of entering into our TruPS and leveraged loan warehouse facilities, will pay U.S. federal, state and local income tax on their taxable income, and their after-tax net income will be available for distribution to us but are not required to be distributed to us. We anticipate that the aggregate value of the securities of these TRSs, together with the securities we may hold in our other TRSs, will continue to be less than 20% of the value of our total assets (including our TRS securities). Furthermore, we monitor the value of our respective investments in our TRSs for the purpose of ensuring compliance with the rule that no more than 20% of the value of a REIT’s assets may consist of TRS securities (which is applied at the end of each calendar quarter). In addition, we scrutinize all of our transactions with our TRSs for the purpose of ensuring that they are entered into on arm’s-length terms in order to avoid incurring the 100% excise tax described above. The value of the securities that we hold in our TRSs may not be subject to precise valuation. Accordingly, there can be no assurance that we have complied or will be able to continue to comply with the 20% limitation discussed above or avoid application of the 100% excise tax discussed above.

Our ability to satisfy the income and asset tests applicable to REITs depends on the nature of our assets, the sources of our income, and factual determinations, including the value of the real property underlying our loans.

As a REIT, 75% of our assets must consist of specified real estate related assets and other specified types of investments, and 75% of our gross income must be earned from real estate related sources and other specified types of income. If the value of the real estate securing each of our loans, determined at the date of acquisition of the loans, is less than the highest outstanding balance of the loan for a particular taxable year, then a portion of that loan will not be a qualifying real estate asset and a portion of the interest income will not be qualifying real estate income. Accordingly, in order to determine the extent to which our loans constitute qualifying assets for purposes of the REIT asset tests and the extent to which the interest earned on our loan constitutes qualifying income for purposes of the REIT income tests, we need to determine the value of the underlying real estate collateral at the time we acquire each loan. Although we seek to be prudent in making these determinations, no assurance can be given that the IRS might not disagree with our determinations and assert that a lower value is applicable, which could negatively impact our ability to qualify as a REIT. These considerations also might restrict the types of loans that we can make in the future. In addition, the need to comply with those requirements may cause us to acquire other assets that qualify as real estate that are not part of our overall business strategy and might not otherwise be the best investment alternative for us.

Dividends payable by REITs do not qualify for the reduced tax rates on dividend income from regular corporations, which could adversely affect the value of our shares.

The maximum U.S. federal income tax rate for dividends payable to domestic stockholders that are individuals, trusts and estates is 15% (through 2010). Dividends payable by REITs, however, are generally not eligible for the reduced rates and therefore may be subject to a 35% maximum U.S. federal income tax rate on ordinary income. Although the reduced U.S. federal income tax rate applicable to dividend income from regular corporate dividends does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our shares.

We have not established a minimum dividend payment level and we may not have the ability to pay dividends in the future.

We have made and will make distributions to our stockholders, if authorized by our board of directors and declared by us, in amounts such that all or substantially all of our net taxable income each year, subject to certain adjustments and limitations, is distributed. We have not established a minimum dividend payment level, and our ability to pay dividends may be adversely affected by the risk factors described in this prospectus. All distributions are made at the discretion of our board of directors and depend on our earnings, our financial condition, maintenance of our REIT qualification and such other factors as our board of directors deems relevant from time to time. We cannot assure you that we will be able to make distributions in the future.

FORWARD-LOOKING STATEMENTS

Any statements contained in this prospectus that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. The words “believe,” “anticipate,” “intend,” “target,” “estimate,” “plan,” “assume,” “may,” “will,” “seek,” “should,” “expect,” “could” and similar expressions, including the negative of those words are intended to identify forward-looking statements. These forward-looking statements are contained throughout this prospectus, for example in the sections entitled “Summary” and “Risk Factors.” Such forward-looking statements reflect, among other things, our current expectations, plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. We do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Except as may be set forth in a particular prospectus supplement, we will add the net proceeds from sales of shares to our general corporate funds, which we may use to repay indebtedness, for new investments or for other general corporate purposes.

DESCRIPTION OF STOCK

Rights of our stockholders are governed by the Maryland General Corporation Law, or the MGCL, our charter and our bylaws. The following is a summary of the material provisions of our stock, and may not contain all of the information about our stock that may be important to you. You should refer to the full text of our charter and our bylaws, which are incorporated by reference into this prospectus. See “Where You Can Find More Information.”

Authorized Stock

Our charter provides that we may issue up to 100,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. As of October 11, 2006, we had 31 holders of record of our common stock who held in the aggregate 24,788,380 shares. As of the date of this prospectus, no shares of preferred stock have been issued or are outstanding and we do not have current plans to issue any preferred stock.

Common Stock

All shares of our common stock that we may offer under this prospectus will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on transfer of stock, holders of our shares of common stock are entitled to receive distributions on such stock when, as and if authorized by our board of directors out of funds legally available therefor and declared by us and to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities, including the preferential rights on dissolution of any class or classes of preferred stock.

Subject to the provisions of our charter regarding the restrictions on transfer of stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of our board of directors, which means that the holders of a plurality of the outstanding shares of our common stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of our charter regarding the restrictions on transfer of stock, shares of our common stock have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, transfer all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless declared advisable by its board of directors and approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s articles of incorporation. Our charter does not provide for a lesser percentage for these matters. However, Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. Because certain operating assets may be held by our subsidiaries, this may mean that a subsidiary of ours can transfer all of our assets without a vote of our stockholders in certain circumstances.

Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications or terms or conditions of redemption for each such class or series.

Preferred Stock

Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series. Prior to issuance of shares of each series, our board of directors is required by the MGCL and our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interest. As of the date of this prospectus, no shares of preferred stock are outstanding and we have no current plans to issue any preferred stock.

Power to Issue Additional Shares of Common and Preferred Stock

We believe that the power of our board of directors, without stockholder approval, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series will be available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of us that might involve a premium price for our stockholders or otherwise be in their best interest.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Internal Revenue Code, not more than 50% of the value of the outstanding shares of our stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which our election to be a REIT has been made). Our stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which our election to be a REIT has been made).

Our charter contains restrictions on the ownership and transfer of shares of our stock that are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our charter provides that, subject to the exceptions described below, no person or persons acting as a group may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than (1) 9.8% of the aggregate value of shares of our common stock outstanding or (2) 9.8% of the aggregate value of the issued and outstanding preferred or other shares of any class or series of our stock. We refer to this restriction in this prospectus as the “ownership limit.”

The ownership attribution rules under the Internal Revenue Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our common stock (or the acquisition of an interest in an entity that owns, actually or constructively, our common stock) by an individual or entity, could nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of our outstanding common stock and thereby subject the common stock to the ownership limit.

Our board of directors may, in its sole discretion, after obtaining certain representations, warranties and undertakings from a stockholder, waive the ownership limit with respect to one or more stockholders. However, our board of directors may not grant such an exemption to any person whose ownership, direct or indirect, of in excess of 9.8% of the value of the outstanding shares of our stock would result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in our failing to qualify as a REIT. The person seeking an exemption must represent to the satisfaction of our board of directors that it will not violate the aforementioned restriction. The person also must agree that any violation or attempted violation of the foregoing restriction will result in the automatic transfer of the shares of our stock causing such violation to a trust (as described below).

In connection with the waiver of the ownership limit or at any other time, our board of directors may decrease the ownership limit for all persons and entities. However, the decreased ownership limit will not be effective for any person or entity whose percentage ownership in our stock is in excess of such decreased ownership limit until such time as such person’s percentage of our stock equals or falls below the decreased ownership limit. Any further acquisition of our stock in excess of such percentage ownership of our stock will be in violation of the ownership limit.

Our charter further prohibits:

•	any person from actually or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT; and

•	any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Pursuant to our charter, if any purported transfer of our stock or any other event would otherwise result in any person violating the ownership limitation in our charter requiring that our stock be beneficially owned by at least 100 persons, then any such purported transfer will be void and of no force or effect with respect to the purported transferee or owner (collectively referred to hereinafter as the “purported owner”) and the purported owner shall acquire no rights in the shares. In the event that any of the ownership limitations in our charter are violated by a purported transfer of our stock, the number of shares in excess of such applicable ownership limitation will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. The trustee of the trust will be designated by us and must be unaffiliated with us and with any purported owner. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand to be held in trust for distribution to the beneficiary of the trust, and all distributions and other distributions paid by us with respect to such “excess” shares prior to the sale by the trustee of such shares shall be paid to the trustee for the beneficiary. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limitation (other than the ownership limitation which requires that our stock be beneficially owned by at least 100 persons), then our charter provides that the transfer of the excess shares will be void and of no force or effect, and the purported transferee shall acquire no rights in the excess shares. Subject to Maryland law, effective as of the date that such excess shares have been transferred to the trust, the trustee shall have the authority (at the trustee’s sole discretion and subject to applicable law) (1) to rescind as void any vote cast by a purported owner prior to our discovery that such shares have been transferred to the trustee; and (2) to recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust, provided that if we have already taken irreversible action, then the trustee shall not have the authority to rescind and recast such vote.

Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the purported owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares of our stock at market price, the market price on the day of the event which resulted in the transfer of such shares of our stock to the trust) and (2) the market price on the date we, or our designee, accept such offer. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported owner and any distributions or other distributions held by the trustee with respect to such stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits. After that, the trustee must distribute to the purported owner an amount equal to the lesser of (1) the net price paid by the purported owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the market price on the day of the event which resulted in the transfer of such shares of our stock to the trust) and (2) the net sales proceeds received by the trust for the shares. Any proceeds in excess of the amount distributable to the purported owner will be distributed to the beneficiary.

All persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code, more than 5% (or such other percentage as provided in the regulations promulgated under the Internal Revenue Code) of the lesser of the number or value of the shares of our outstanding stock must give written notice to us within 30 days after the end of each calendar year. In addition, each stockholder will, upon demand, be required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of shares of our stock as our board of directors deems reasonably necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT, to comply with the requirements or any taxing authority or governmental agency or to determine any such compliance.

All certificates representing shares of our stock bear a legend referring to the restrictions on ownership described above.

These ownership limits could delay, defer or prevent a transaction or a change of control of us that might involve a premium price over the then prevailing market price for the holders of some, or a majority, of our outstanding shares of common stock or which such holders might believe to be otherwise in their best interest.

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is Mellon Investor Services LLC.

PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND OUR CHARTER AND BYLAWS

The following is a summary of certain provisions of the MGCL and our charter and bylaws that may defer or prevent unsolicited takeover attempts. Because the description is a summary, it does not contain all of the information about the MGCL, our charter or our bylaws that may be important to you. In particular, you should refer to, and this summary is qualified in its entirety by, the full text of our charter and bylaws, which are incorporated by reference into this prospectus.

Board of Directors

Our charter and bylaws provide that the number of directors may be established by our board of directors but may not be fewer than one nor more than 15. Any vacancy may be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors. In addition, only our stockholders may elect a successor to fill a vacancy on our board which results from the removal of a director.

Removal of Directors

Our charter provides that a director may be removed from office at any time with or without cause by the affirmative vote of the holders of at least two-thirds of the votes of the stock entitled to be cast in the election of directors.

Business Combinations

Maryland law prohibits “business combinations” between a corporation and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates as asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as:

•	any person who beneficially owns 10% or more of the voting power of our voting stock after the date on which the corporation had 100 or more beneficial owners of its stock; or

•	an affiliate or associate of the corporation at any time after the date on which the corporation had 100 or more beneficial owners of its stock who, within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

A person is not an interested stockholder if the board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five year prohibition, any business combination between a corporation and an interested stockholder generally must be recommended by the board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of the then outstanding shares of voting stock, voting together as a single voting group; and

•	two-thirds of the votes entitled to be cast by holders of the voting stock, voting together as a single voting group, other than shares held by (1) the interested stockholder who will (or whose affiliate will) be a party to the proposed business combination; or (2) an affiliate or associate of the interested stockholders.

These super-majority vote requirements do not apply if the common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The statute permits various exemptions from its provisions, including business combinations that are approved by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our charter includes a provision excluding us from these provisions of the MGCL and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any interested stockholder unless our charter is amended to modify or eliminate this provision.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors:

•	a person who makes or proposes to make a control share acquisition;

•	an officer of the corporation; or

•	an employee of the corporation who is also a director of the corporation.

“Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority, or

•	a majority or more of all voting power.

The requisite stockholder approval must be obtained each time an acquiror crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute on or before the tenth day after the control share acquisition then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply to:

•	shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction; or

•	acquisitions approved or exempted by a provision in the charter or bylaws of the corporation and adopted at any time before the acquisition of the shares.

Our charter and bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions, by any person, of our stock, unless our charter and bylaws are subsequently amended to modify or eliminate this provision.

Amendment to Our Charter and Bylaws

Our charter may be amended only if declared advisable by our board of directors and approved by the affirmative vote of the holders of at least two-thirds of all of the votes entitled to be cast on the matter. Our bylaws may be altered, amended or repealed, and new bylaws adopted, by the vote of a majority of our board of directors or by a vote of a majority of the voting power of our common stock.

Term and Termination

Our termination must be declared advisable by our board of directors and approved by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that:

•	With respect to an annual meeting of stockholders, the only business to be considered and the only proposals to be acted upon will be those properly brought before the annual meeting:

•	pursuant to our notice of the meeting;

•	by, or at the direction of, a majority of our board of directors; or

•	by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

•	With respect to special meetings of stockholders, only the business specified in our company’s notice of meeting may be brought before the meeting of stockholders unless otherwise provided by law.

•	Nominations of persons for election to our board of directors at any annual or special meeting of stockholders may be made only:

•	by, or at the direction of, our board of directors; or

•	by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

Procedures Governing Stockholder-Requested Special Meetings

Our bylaws clarify the procedures relating to stockholder-requested special meetings of stockholders by specifying (a) the procedures by which stockholders may request a record date for determining stockholders entitled to request a special meeting; (b) the time frame for our board of directors to fix such record date; (c) who is responsible for the costs of preparing and mailing the notice of special stockholders meetings; (d) that our board of directors has the authority to set the time, date and place of special stockholders meetings; (e) under what circumstances a notice of a special stockholders meeting may be revoked; and (f) methods by which our board of directors may seek verification of the validity of a stockholder request for a special meeting.

Unsolicited Takeovers

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors by fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, and

•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) require a two-thirds vote for the removal of any director from the board, (b) vest in the board the exclusive power to fix the number of directorships, and (c) require, unless called by the chairman of the board, president, chief executive officer or the board of directors, the request of holders of a majority of all of the votes entitled to be cast at such meeting to call a special meeting. Further, as permitted by Subtitle 8, our charter prohibits us from electing to become subject to any or all of the provisions of Subtitle 8.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common stock. For purposes of this section, under the heading “U.S. Federal Income Tax Considerations,” references to “we,” “us” or “our” mean only Alesco Financial Inc. and not our subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of our company, and of our subsidiaries and other lower-tier and affiliated entities, will, in each case, be in accordance with its applicable organizational documents or partnership agreement. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

•	U.S. expatriates;

•	persons who mark-to-market our common stock;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	trusts and estates;

•	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

•	persons holding their interest through a partnership or similar pass-through entity;

•	persons holding a 10% or more (by vote or value) beneficial interest in us; and, except to the extent discussed below:

•	tax-exempt organizations; and

•	non-U.S. stockholders (as defined below).

This summary assumes that stockholders will hold our common stock as capital assets, which generally means as property held for investment.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON STOCK.

Taxation as a REIT

We elected to be taxed as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 2004. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 2004, and we intend to continue to be organized and operate in such a manner.

The law firm of Clifford Chance US LLP has acted as our tax counsel in connection with the preparation of this registration statement. Clifford Chance US LLP is of the opinion that, commencing with our taxable year ended December 31, 2004, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. Clifford Chance US LLP’s opinion will rely, with respect to all taxable periods prior to October 6, 2006, solely on an opinion issued by Locke Lidell & Sapp LLP, which previously served as our counsel. It must be emphasized that the opinion of Clifford Chance US LLP is based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct and that we will at all times operate in accordance with the method of operation described in our organizational documents and this prospectus, and is conditioned upon factual representations and covenants made by our management and affiliated entities, regarding our organization, assets, past, present and future conduct of our business operations, the fair market value of our investments in TRSs and other assets, and other items regarding our ability to meet the various requirements for qualification and taxation as a REIT, and will assume that such representations and covenants are accurate and complete and we will take no action inconsistent with our qualification as a REIT. In addition, to the extent we have made or will make certain investments, such as investments in certain securitization transactions, the accuracy of such opinion will also depend upon the accuracy of certain other opinions rendered to us in connection with such transactions. While we believe that we are organized and operated so that we qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Clifford Chance US LLP or us that we so qualify for any particular year. Clifford Chance US LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Our qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels and diversity of share ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Clifford Chance US LLP. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which could include entities that have made elections to be taxed as REITs, the qualification of which will not have been reviewed by Clifford Chance US LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

As indicated above, qualification and taxation of us as a REIT depend upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below, under “—Requirements for

Qualification—General.” While we believe that we have been organized and operated and intend to continue to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that a company qualifies as a REIT, it will generally be entitled to a deduction for dividends that it pays and, therefore, will not be subject to U.S. federal corporate income tax on its net income that is currently distributed to its stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that results generally from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level, upon a distribution of dividends by the REIT. Provided that we qualify as a REIT, we will also generally be entitled to a deduction for dividends we pay.

For tax years through 2010, stockholders who are taxed at individual rates are generally taxed on corporate dividends at a maximum rate of 15% (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received by stockholders taxed at individual rates from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2010.

Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items, such as capital gains, recognized by REITs.

If we continue to qualify as a REIT, we will nonetheless be subject to U.S. federal income tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, if any.

•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property,” below.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

•	If we fail to satisfy any of the REIT asset tests, as described below, other than in the case of a de minimis failure of the 5% or 10% asset tests, but our failure is due to reasonable cause and not due to willful neglect and we maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 35%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•	If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•	If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, or the “required distribution,” we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which income tax is paid at the corporate level.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification—General.”

•	A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and our TRSs if and to the extent that the IRS successfully adjusts the reported amounts of these items.

•	If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we will be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 10-year period following our acquisition from the non-REIT corporation. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by it. This tax could apply to the assets acquired from AFT in the merger if AFT failed to qualify as a REIT with respect to its taxable year ended at the closing of the merger.

•	We will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in REMICs, to the extent our shares are held in record name by specified tax-exempt organizations not subject to tax on unrelated business taxable income. Although the law is unclear, similar rules may apply if we own an equity interest in a taxable mortgage pool which generally will include securitizations backed by mortgage loans, RMBS, or CMBS. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we are not and will not be subject to this tax. For a discussion of “excess inclusion income,” see “—Effect of Subsidiary Entities—Taxable Mortgage Pools” and “—Excess Inclusion Income.”

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in its common stock.

•	We have subsidiaries or own interests in other lower-tier entities that are corporations, including domestic TRSs, the earnings of which are be subject to U.S. federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, property and other taxes on assets, income and operations. As further described below, domestic TRSs that we have formed or will form are or will be subject to U.S. federal corporate income tax on their taxable income. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3) that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(4) that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5) the beneficial ownership of which is held by 100 or more persons;

(6) in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified entities);

(7) which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and

(8) that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares, in which the record holders are to disclose the actual owners of the shares, i.e., the persons required to include in gross income the dividends paid by us. A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

In order to qualify as a REIT, a REIT cannot have at the end of any REIT taxable year any undistributed earnings and profits that are attributable to a non-REIT year. Accordingly, a REIT has until the close of its first full taxable year in which it has non-REIT earnings and profits to distribute these accumulated earnings and profits. We believe that we have distributed all earnings and profits attributable to our non-REIT year. We acquired AFT, which we believe qualified as a REIT, pursuant to the merger on October 6, 2006. If the IRS were to successfully assert in a later taxable year that AFT did not qualify as a REIT, and had undistributed earnings and profits, we may have to make a deficiency dividend of such undistributed earnings and profits of AFT. Such a deficiency dividend could reduce our cash flow and require us to borrow funds or sell assets at a time when it may not be otherwise opportune to do so.

Effect of Subsidiary Entities

Ownership of Partnership Interests. In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of its capital interest in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any debt or equity securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Internal Revenue Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as our asset and items of income for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is wholly-owned by a REIT, by other disregarded subsidiaries or by a combination of the two. Single member limited liability companies that are wholly-owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.” We expect that we will hold our assets and conduct our operations, in part, through qualified REIT subsidiaries and disregarded subsidiaries. Accordingly, all assets, liabilities, and items of income, deduction and credit of each such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

In the event that a disregarded subsidiary ceases to be wholly-owned by us – for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us – the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries. A REIT may jointly elect with a non-REIT subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

We have made a TRS election with respect to certain domestic entities, including SFR Subsidiary, Inc. and Sunset Funding Inc., and expect that we will make TRS elections with respect to other domestic TRSs, including Alesco Funding, Inc., which was acquired pursuant to the merger transaction on October 6, 2006. We have made TRS elections with respect to certain non-U.S. entities that issued equity interests to us in connection with certain CDO and CLO securitizations, including Sunset Holdings, Ltd. We intend to make TRS elections with respect to certain other non-U.S. entities that we acquired pursuant to the merger transaction on October 6, 2006, including Alesco Preferred Funding X, Ltd., Alesco Preferred Funding XI, Ltd., and Alesco Holdings Ltd. The Internal Revenue Code and the Treasury regulations promulgated thereunder provide a specific exemption from U.S. federal income tax to non-U.S. corporations that restrict their activities in the Untied States to trading in stock and securities (or any activity closely related thereto) for their own account whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. Certain U.S. stockholders of such a non-U.S. corporation are required to include in their income currently their proportionate share of the earnings of such a corporation, whether or not such earnings are distributed. We expect that certain of the CDO and CLO vehicles in which we invest or will invest and with which we have made or will jointly make a TRS election have been or will be organized as Cayman Islands companies and have relied on or will rely on such exemption or otherwise operate in a manner so that they will not be subject to U.S. federal income tax on their net income. Therefore, despite such CDO or CLO entities’ status as TRSs, such entities should generally not be subject to U.S. federal corporate income tax on their earnings. However, we are required to include in our income, on a current basis, the earnings of such a TRS. This could affect our ability to comply with the REIT income tests and distribution requirement. See “—Gross Income Tests” and “Annual Distribution Requirements.”

A REIT is not treated as holding the assets of a TRS or other subsidiary corporation or as receiving any undistributed income that a domestic TRS earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from a domestic TRS. However, a REIT will generally be required to include in its income on a current basis the earnings of a non-U.S. TRS as described in the preceding paragraph. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and, in the case of a domestic TRS, income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as nonqualifying hedging or prohibited transaction income). If dividends are paid to us by one or more of our TRSs, other than a non-U.S. TRS as described in the preceding paragraph, then a portion of the dividends that we distribute to U.S. individual stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders” and “—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Distributions.”

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or a TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. Rents we receive that include amounts for services furnished by one of our TRSs to any of our tenants will not be subject to the excise tax if such amounts qualify for the safe harbor provisions contained in the Internal Revenue Code. Safe harbor provisions are provided where (1) amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception; (2) a TRS renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable; (3) rents paid to us by tenants that are not receiving services from the TRS are substantially comparable to the rents paid by our tenants leasing comparable space that are receiving such services from the TRS and the charge for the services is separately stated; or (4) the TRS’s gross income from the service is not less than 150% of the TRS’s direct cost of furnishing the service.

To the extent that certain domestic entities with respect to which we have made a TRS election or any additional TRSs we may form in the future pay any taxes, they will have less cash available for distribution to us. If dividends are paid to us by a taxable domestic TRS, then the dividends such domestic TRS designates and pays to our stockholders who are taxed at individual rates, up to the amount of dividends we receive from such entities, generally will be eligible to be taxed at the reduced 15% maximum U.S. federal rate applicable to qualified dividend income. See “—Taxation of Stockholders——Taxation of Taxable U.S. Stockholders.” Currently, we anticipate that our domestic TRSs will continue to retain their after tax income, if any, subject to compliance with the 20% asset test applicable to our aggregate ownership of TRSs. See “—Asset Tests.”

Taxable Mortgage Pools. An entity, or a portion of an entity, may be classified as a taxable mortgage pool under the Internal Revenue Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

•	the entity has issued debt obligations that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to compose “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool.

Our securitizations of CMBS are likely classified as taxable mortgage pool securitizations. As we continue to make significant investments in mortgage loans, RMBS or CMBS, we will likely convey one or more pools of such assets to an entity, which will issue several classes of mortgage-backed bonds having different maturities, and the cash flow on the mortgage assets will be the sole source of payment of principal and interest on the several classes of mortgage-backed bonds. As with our existing CMBS securitizations, we would not likely make a REMIC election with respect to such securitization transactions, and, as a result, each such transaction is or would be a taxable mortgage pool.

A taxable mortgage pool generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. If a REIT owns directly, or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interest in the taxable mortgage pool, the taxable mortgage pool will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the parent REIT for U.S. federal income tax purposes and would not generally affect the qualification of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the REIT’s stockholders. See “—Excess Inclusion Income.”

If we own less than 100% of the ownership interests in a subsidiary that is a taxable mortgage pool or fail to qualify as a REIT, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes and would potentially be subject to corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements. We do not expect that we would form any subsidiary in which we own some, but less than all, of the ownership interests that would become a taxable mortgage pool, and intend to monitor the structure of any taxable mortgage pools in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Gross Income Tests

In order to qualify as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from “prohibited transactions,” must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and qualifying hedging transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of shares or securities, which need not have any relation to real property.

For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary and any other entity disregarded for U.S. federal income tax purposes.

Interest Income. Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the loan will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that we generate may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.

To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC.

Among the assets we may hold are mezzanine loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, the mezzanine loans that we acquire may not meet all of the requirements for reliance on this safe harbor. Hence, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test. To the extent we make mezzanine loans to corporations, such loans will not qualify as real estate assets and interest income with respect to such loans will not be qualifying income for the 75% gross income test.

We believe that the interest, original issue discount, and market discount income that we receive from our mortgage related securities generally is qualifying income for purposes of both gross income tests. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally is qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, a portion of the income from the loan is qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

Dividend Income. We have received or may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by us from a REIT is qualifying income in our hands for purposes of both the 95% and 75% gross income tests.

We likely will be required to include in our income, even without the receipt of actual distributions, earning from our foreign TRSs, including from our equity investments in CDOs and CLOs which hold TruPS and leveraged loans. We intend to treat certain of these income inclusions as qualifying income for purposes of the 95% gross income test but not the 75% gross income test. The provisions that set forth what income is qualifying income for purposes of the 95% gross income test provide that gross income derived from dividends, interest and certain other enumerated classes of passive income qualify for purposes of the 95% gross income test. Income inclusions from equity investments in our foreign TRSs are technically neither dividends nor any of the other enumerated categories of income specified in the 95% gross income test for U.S. federal income tax purposes, and there is no other clear precedent with respect to the qualification of such income. However, based on advice of counsel, we intend to treat such income inclusions, to the extent distributed by a foreign TRS in the year accrued, as qualifying income for purposes of the 95% gross income test. Nevertheless, because this income does not meet the literal requirements of the REIT provisions, it is possible that the IRS could successfully take the position that such income is not qualifying income. In the event that such income was determined not to qualify for the 95% gross income test, we would be subject to a penalty tax with respect to such income to the extent it and our other nonqualifying income exceeds 5% of our gross income and/or we could fail to qualify as a REIT.

Hedging Transactions. We have entered and will enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, or to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into and satisfies other identification requirements, including gain from the sale or disposition of such a transaction, does not and will not constitute gross income for purposes of the 95% gross income test (and will generally constitute non-qualifying income for purposes of the 75% gross income test). To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. We have structured and intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Rents from Real Property. We currently do not intend to acquire any real property, but we may acquire real property or interests therein in the future. To the extent that we acquire real property or interests therein, rents we receive will qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following: if rent attributable to personal property leased in connection with real property is greater than 15% of the total rent received under any particular lease, then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Internal Revenue Code is subject to both legal and factual considerations and is therefore subject to different interpretations.

In addition, in order for rents received by us to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by us. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income, or through a TRS, as discussed below. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent. Moreover, we are permitted to provide services to tenants through a TRS without disqualifying the rental income received from tenants for purposes of the REIT income tests.

Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, shares possessing 10% or more of the total combined voting power of all classes of shares entitled to vote, or 10% or more of the total value of shares of all classes of shares of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant. However, rental payments from a TRS will qualify as rents from real property even if we own more than 10% of the combined voting power or value of the TRS if at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space and is not attributable to increased rent as a result of a modification of a lease with a “controlled TRS.”

Failure to Satisfy the Gross Income Tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income test in a schedule for the taxable year filed in accordance with regulations prescribed by the Treasury. If the IRS were to determine that we failed the 95% gross income test because income inclusions with respect to our equity investments in foreign TRSs that were distributed by the foreign TRSs during the year such income was accrued are not qualifying income, it is possible that the IRS would not consider our position taken with respect to such income, and accordingly our failure to satisfy the 95% gross income test, to be considered to be due to reasonable cause and not due to willful neglect. If the IRS were to successfully assert this position, we would fail to qualify as a REIT. See “Failure to Qualify.” Accordingly, it is not possible to state whether we would be entitled to the benefit of these relief provisions with regard to this issue or in any other circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above even where these relief provisions apply, we would incur a 100% tax on the gross income attributable to the amount by which we fail the 75% or 95% gross income test, multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

At the close of each calendar quarter, we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities and, under some circumstances, shares or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and certain kinds of mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets. Third, We may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 20% of the value of our gross assets.

The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Internal Revenue Code, including but not limited to any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test, (b) any debt instrument issued by a partnership (other than straight debt or other excluded security) is not considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or other excluded security) is not considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Internal Revenue Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt are not so considered if we, and any of our “controlled TRSs” as defined in the Internal Revenue Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule) and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of or acquire sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect and we file a schedule describing each asset that caused the failure in accordance with Treasury regulations to be prescribed by the Secretary of the Treasury, we are permitted to avoid disqualification as a REIT, after the 30-day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset test.

We expect that the assets and mortgage related securities that we own generally are qualifying assets for purposes of the 75% asset test. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property, those securities may not be qualifying assets for purposes of the 75% asset test. In addition, to the extent we own the equity of a TruPS or leveraged loan securitization and do not make a TRS election with respect to such entity, we will be deemed to own such TruPS or leveraged loans, which will not be a qualifying real estate asset for purposes of the 75% asset test described above. In addition, our equity interest in TRSs including any TRS formed to hold TruPS or leveraged loans is also not a qualifying real estate asset for purposes of the REIT 75% gross asset test. We believe that our holdings of securities and other assets are and will be structured in a manner that has complied with and will continue to comply with the foregoing REIT asset requirements and have monitored and intend to monitor compliance on an ongoing basis. Moreover, values of some assets may not be susceptible to a precise determination and are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. As an example, if we were to sell a debt security issued by an otherwise wholly-owned RMBS or CMBS CDO vehicle and such debt security was determined by the IRS to represent equity securities of such CDO issuer, such issuer would no longer qualify as a qualified REIT subsidiary and we would no longer be treated as owning the qualified real estate assets of such issuer, but rather greater than 10% of the equity of an entity that has not made an election together with us to be a TRS, which could cause us to fail to qualify as a REIT. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in the securities of other issuers cause a violation of the REIT asset tests.

In addition, we have entered into and we intend to continue to enter into sale and repurchase agreements under which we nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we have been and will continue to be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such agreement notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the loan assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a) the sum of:

•	90% of our “REIT taxable income” (computed without regard to our deduction for dividends paid and our net capital gains); and

•	90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b) the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, we may elect to treat a dividend as relating to the prior taxable year for purposes of the distribution requirement, provided we declare the distribution before we timely file our federal income tax return for the prior year and we pay the distribution with or before the first regular dividend payment date after such declaration. These distributions are taxable to our stockholders in the year in which they are paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement and to provide us with a tax deduction, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares within a particular class and is in accordance with the preferences among different classes of shares as set forth in our organizational documents.

To the extent that we have distributed or will distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we have been or will be subject to tax at ordinary corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their proportionate share of the tax paid by us. Our stockholders would then increase the adjusted basis of their shares in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. In the past, we have not met these distribution requirements and have paid the aforementioned excise tax; however, in the future, we intend to make timely distributions so that we are not subject to the nondeductible 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from our subsidiaries and (b) the inclusion of items in income by us for U.S. federal income tax purposes including the inclusion of items of income from CDO and CLO entities in which we hold an equity interest. See “—Taxable REIT Subsidiaries.” In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable in-kind distributions of property.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Excess Inclusion Income

If we own a residual interest in a REMIC, we may realize excess inclusion income. If we are deemed to have issued debt obligations having two or more maturities, the payments on which correspond to payments on mortgage loans owned by us, such arrangement will be treated as a taxable mortgage pool for U.S. federal income tax purposes. See “—Effect of Subsidiary Entities—Taxable Mortgage Pools.” If all or a portion of us is treated as a taxable mortgage pool, our qualification as a REIT generally should not be impaired. However, to the extent that all or a portion of us is treated as a taxable mortgage pool, or we make investments or enter into financing and securitization transactions, such as Kleros Real Estate CDO I, Ltd. and Kleros Real Estate CDO II, Ltd., that give rise to us being considered to own an interest in one or more taxable mortgage pools, a portion of our REIT taxable income may be characterized as excess inclusion income and allocated to our stockholders, generally in the same manner as if the taxable mortgage pool were a REMIC. We expect that such financing and securitization transactions will result in a significant portion of our income being considered excess inclusion income. The U.S. Treasury Department has not yet issued regulations governing the tax treatment of stockholders of a REIT that owns an interest in a taxable mortgage pool. Excess inclusion income is an amount, with respect to any calendar quarter, equal to the excess, if any, of (i) income tax allocable to the holder of a residual interest in a REMIC during such calendar quarter over (ii) the sum of amounts allocated to each day in the calendar quarter equal to its ratable portion of the product of (a) the adjusted issue price of the interest at the beginning of the quarter multiplied by (b) 120% of the long term federal rate (determined on the basis of compounding at the close of each calendar quarter and properly adjusted for the length of such quarter). Our excess inclusion income would be allocated among our stockholders. A stockholder’s share of any excess inclusion income:

•	could not be offset by net operating losses of a stockholder;

•	in the case of a stockholder that is a REIT, regulated investment company or common trust fund, would be considered excess inclusion income of such entity;

•	would be subject to tax as unrelated business taxable income to a tax-exempt holder; and

•	would be subject to the application of the U.S. federal income tax withholding (without reduction pursuant to any otherwise applicable income tax treaty) with respect to amounts allocable to non-U.S. stockholders.

Although the law is not entirely clear, excess inclusion income potentially may be taxable (at the highest corporate tax rates) to us, rather than our stockholders, to the extent allocable to our shares held in record name by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations). Nominees who hold our shares on behalf of disqualified organizations also potentially may be subject to this tax.

The manner in which excess inclusion income would be allocated among shares of different classes of stock is not clear under current law. Tax-exempt investors, regulated investment company or REIT investors, foreign investors and taxpayers with net operating losses should consult their tax advisors with respect to excess inclusion income.

Prohibited Transactions

Net income derived from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business by a REIT, by a pass-through entity as inventory or in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We have conducted and intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held as inventory or for sale to customers in the ordinary course of business. However, whether property is held “for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers or that certain safe-harbor provisions of the Internal Revenue Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property by a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular U.S. federal corporate income tax rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or property held for sale to customers in the ordinary course of business in the hands of the selling REIT. We have not received and do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to elect to treat the related property as foreclosure property.

Failure to Qualify

In the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause and not due to willful neglect. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Internal Revenue Code apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Internal Revenue Code, distributions to our stockholders will generally be taxable in the case of our stockholders who are taxed at individual rates, at a maximum rate of 15%, and dividends in the hands of our corporate U.S. stockholders may be eligible for the dividends received deduction. In addition, our taxable mortgage pool securitization will be treated as separate taxable corporations for U.S. federal income tax purposes. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Taxation of Stockholders

Taxation of Taxable U.S. Stockholders

This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a beneficial owner of our shares that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Distributions. Provided that we qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current and accumulated earnings and profits, and not designated as capital gain dividends, are generally taken into account by them as ordinary dividend income and are not eligible for the dividends received deduction generally available to corporate stockholders. In determining the extent to which a distribution with respect to our common stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits are allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to stockholders taxed at individual rates who receive dividends from regular corporations.

In addition, distributions from us that are designated as capital gain dividends are taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held our shares of common stock. To the extent that we elect under the applicable provisions of the Internal Revenue Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal income tax rates of 15% (through 2010) in the case of U.S. stockholders who are taxed at individual rates, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for U.S. stockholders taxed at individual rates, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits are not taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares in respect of which the distributions were made, but rather reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of an individual U.S. stockholder’s shares, they are included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month are treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

With respect to U.S. stockholders who are taxed at individual rates, we may elect to designate a portion of our distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to such U.S. stockholders as capital gain, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(a) the qualified dividend income received by us during such taxable year from certain non-REIT C corporations (including Alesco Funding Inc. and SFR Subsidiary, Inc.) which are subject to U.S. federal income tax;

(b) the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

(c) the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive are treated as qualified dividend income for purposes of (a) above if the dividends are received from a domestic corporation (other than a REIT or a regulated investment company), such as domestic TRSs, which are subject to U.S. federal income tax, or a “qualifying foreign corporation” and specified holding period requirements and other requirements are met. We expect that any foreign corporate CDO or CLO entity in which we invest would not be a “qualifying foreign corporation,” and accordingly our distribution of any income with respect to such entities will not constitute “qualified dividend income.”

A portion of our distributions may be characterized as excess inclusion income. To that extent, our distributions cannot be offset by net operating losses of a stockholder. See “—Excess Inclusion Income.”

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation as a REIT” and “—Annual Distribution

Requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders of our common stock. For purposes of this summary, a non-U.S. stockholder is a beneficial owner of our common stock, other than a partnership, that is not a U.S. stockholder. The discussion is based on current law and is for general information only. It does not address all aspects of U.S. federal income taxation.

Ordinary Dividends. The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of a U.S. real property interest, or USRPI (as described below), and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder are generally subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income are not eligible for exemption from the 30% withholding tax or a reduced treaty rate. As previously noted, we expect to engage in transactions that result in a portion of our dividend income being considered “excess inclusion income,” and accordingly it is likely that a significant portion of our dividends received by a non-U.S. stockholder are not eligible for exemption from the 30% withholding tax or a reduced treaty rate.

In general, non-U.S. stockholders are not considered to be engaged in a U.S. trade or business solely as a result of their ownership of our shares. In cases where the dividend income from a non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to a 30% branch profits tax, after the application of the U.S. federal income tax, in the case of a non-U.S. stockholder that is a corporation.

Non-Dividend Distributions. Unless (A) our common stock constitutes a USRPI or (B) either (1) non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitute a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. stockholder’s adjusted tax basis in our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation), and the collection of the tax will be enforced by a withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Dividends. Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries (“USRPI capital gains”), is considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and is subject to U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we are required to withhold tax equal to 35% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax when received by a non-U.S. holder that is a corporation. However, the 35% withholding tax will not apply to any capital gain dividend with respect to any class of our shares which is regularly traded on an established securities market located in the United States if the non-U.S. stockholder did not own more than 5% of such class of shares at any time during the one year preceding the distribution. Instead any capital gain dividend will be treated as a distribution subject to the rules discussed above under “—Taxation of Non-U.S. Stockholders—Ordinary Dividends.” The branch profits tax will not apply to such a distribution. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year).

Dispositions of Our Common Stock. Unless our common stock constitutes a USRPI, a sale of the shares by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. Our common stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. We do not expect that more than 50% of our assets will consist of interests in real property located in the United States.

In addition, our common stock will not constitute a USRPI if it is a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of our outstanding shares is held directly or indirectly by non-U.S. stockholders. We believe we are, and we expect to continue to be, a domestically controlled REIT and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. However, we cannot assure our investors that we are or will remain a domestically controlled REIT. Even if we do not qualify as a domestically controlled REIT, a non-U.S. stockholder’s sale of our common stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. stockholder owned, actually or constructively, 5% or less of our outstanding shares of that class at all times during a specified testing period.

If gain on the sale of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the shares could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder in two cases: (a) if the non-U.S. stockholder’s investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain or (b) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Backup Withholding and Information Reporting

We report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify its non-foreign status.

We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and certain specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be claimed as a refund or a credit against such holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we transact business, own property or reside. We may own interests in properties located in a number of jurisdictions, and may be required to file tax returns in certain of those jurisdictions. The state, local or foreign tax treatment of us and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to our stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common stock.

PLAN OF DISTRIBUTION

We may sell shares of our common stock offered by this prospectus to one or more underwriters for public offering and sale by them or we may sell shares of our common stock to investors directly or through agents or through a combination of any such methods of sale. Any underwriter or agent involved in the offer and sale of our common stock will be named in the applicable prospectus supplement.

In each prospectus supplement we will include the following information:

•	The names of the underwriters or agents, if any, through which we will sell shares of our common stock.

•	The proposed number of shares of our common stock, if any, which the underwriters will purchase.

•	The compensation, if any, of those underwriters or agents.

•	The initial public offering price of shares of our common stock.

•	Information about securities exchanges, electronic communications networks or automated quotation systems on which shares of our common stock will be listed or traded.

•	Any other material information about the offering and sale of the shares of our common stock.

Underwriters may offer and sell shares of our common stock at a fixed price or prices, which may be changed, related to the prevailing market prices at the time of sale, or at negotiated prices. We also may, from time to time, authorize underwriters acting as agents to offer and sell shares of our common stock to purchasers upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of our common stock, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of our common stock for whom they may act as agent. Underwriters may sell our common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Shares of our common stock may also be sold in one or more of the following transactions:

•	block transactions (which may involve crosses in which a broker-dealer may sell all or a portion of our common stock as agent but may position and resell all or a portion of the block as principal to facilitate the transaction);

•	purchases by a broker-dealer as principal and resale by the broker-dealer for our own account pursuant to a prospectus supplement;

•	a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange rules;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for our common stock; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of our common stock which is not expected to exceed that customary in the types of transactions involved.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of our common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. The maximum underwriting discount or commission to be received by any member of the National Association of Securities Dealers, Inc. or independent broker-dealer in connection with any offering of our common stock by this prospectus will not be greater than 10% of the gross proceeds received by us in the offering, plus a maximum of 0.5% of the gross proceeds for reimbursement of bona fide due diligence expenses. Underwriters, dealers and agents participating in the distribution of our common stock may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of our common stock may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended, or the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.

Any underwriters or agents to or through whom shares of our common stock are sold by us for public offering and sale may make a market in such shares, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice.

In connection with the offering of our common stock described in this prospectus and any accompanying prospectus supplement, certain underwriters and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the security being offered. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase our common stock for the purpose of stabilizing their market price.

The underwriters in an offering of our common stock may also create a “short position” for their account by selling more equity shares or a larger principal amount of debt shares in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing our common stock in the open market following completion of the offering or by exercising any over-allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for our common stock that is distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of our common stock at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

Any underwriters and their affiliates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business. In each prospectus supplement we will identify the underwriters and describe the nature of any such relationship.

LEGAL MATTERS

Clifford Chance US LLP will pass upon the validity of our common stock offered by this prospectus. Certain legal matters may be passed upon for the underwriters, if any, by counsel named in a prospectus supplement.

EXPERTS

Sunset’s financial statements and schedules as of December 31, 2005 and for the year then ended have been audited by Hancock Askew & Co., LLP, independent registered public accounting firm, as stated in their report dated March 13, 2006, which is incorporated herein by reference, and have been so incorporated by reference in reliance on the report of this firm given upon their authority as an expert in accounting and auditing.

Ernst & Young LLP, independent registered public accounting firm, has audited Sunset’s consolidated financial statements and schedules as of December 31, 2004, and for the year ended December 31, 2004 and the period beginning October 6, 2003 and ended December 31, 2003, included in Sunset’s Annual Report on Form 10-K for the year ended December 31, 2005, as set forth in their report, which is incorporated herein by reference. Sunset’s consolidated financial statements and schedules are incorporated herein by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

The consolidated financial statements and schedules of AFT at March 31, 2006, and for the period January 31, 2006 to March 31, 2006, appearing in the merger proxy statement filed with the Securities and Exchange Commission on September 8, 2006 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report, which is incorporated herein by reference. AFT’s consolidated financial statements and schedules are incorporated herein by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, statements or other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus. We do not incorporate the contents of our website into this prospectus.

This prospectus incorporates by reference the documents listed below that we and, prior to the completion of the merger, Sunset, has previously filed with the SEC. They contain important information about our and, prior to the completion of the merger, Sunset’s, financial condition.

The following documents, which were filed by us with the SEC after the completion of the merger, are incorporated by reference into this prospectus:

•	Our current report on Form 8-K dated October 6, 2006, filed with the SEC on October 12, 2006;

•	Our current report on Form 8-K/A dated October 6, 2006, filed with the SEC on October 12, 2006;

•	Our current report on Form 8-K dated October 13, 2006, filed with the SEC on October 13, 2006;

•	Our current report on Form 8-K dated October 12, 2006, filed with the SEC on October 18, 2006;

•	Our current report on Form 8-K/A dated October 12, 2006, filed with the SEC on October 19, 2006; and

•	Our current report on Form 8-K dated October 18, 2006, filed with the SEC on October 20, 2006.

The following documents, which were filed by Sunset with the SEC prior to the completion of the merger, are incorporated by reference into this prospectus:

•	Sunset’s annual report on Form 10-K for the fiscal year ended December 31, 2005, filed with the SEC on March 14, 2006;

•	Sunset’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2006, filed with the SEC on May 9, 2006;

•	Sunset’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2006, filed with the SEC on August 9, 2006;

•	Sunset’s current report on Form 8-K dated March 10, 2006, filed with the SEC on March 14, 2006;

•	Sunset’s current report on Form 8-K dated March 14, 2006, filed with the SEC on March 15, 2006;

•	Sunset’s current reports on Form 8-K dated April 27, 2006 , filed with the SEC on April 28, 2006;

•	Sunset’s current report on Form 8-K dated May 10, 2006, filed with the SEC on May 17, 2006;

•	Sunset’s current report on Form 8-K dated June 30, 2006, filed with the SEC on July 6, 2006;

•	Sunset’s current report on Form 8-K dated July 20, 2006, filed with the SEC on July 26, 2006;

•	Sunset’s current report on Form 8-K dated August 3, 2006, filed with the SEC on August 9, 2006;

•	Sunset’s current report on Form 8-K dated September 5, 2006, filed with the SEC on September 5, 2006;

•	Sunset’s current report on Form 8-K dated September 15, 2006, filed with the SEC on September 15, 2006;

•	Sunset’s current report on Form 8-K dated September 29, 2006, filed with the SEC on September 29, 2006;

•	Sunset’s proxy statement on Schedule 14A, filed with the SEC on September 8, 2006;

•	Sunset’s additional proxy soliciting materials on Schedule 14A, filed with the SEC on September 12, 2006, September 15, 2006, September 20, 2006, September 25, 2006, September 26, 2006, September 27, 2006, September 28, 2006 and September 29, 2006; and

•	The description of Sunset’s common stock contained in our registration statement on Form 8-A, filed with the SEC on March 3, 2004 (File No. 001-32026).

In addition, we incorporate by reference additional documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering. Any statement herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the documents incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. Our stockholders may request a copy of such documents, without charge, by contacting us at the following address: Alesco Financial Inc., Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104, John J. Longino, Phone: (215) 701-9555; Email: jlongino@cohenandcompany.com.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the shares being registered. All the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$48,150
NASD filing fee	45,500
Legal fees and expenses	35,000	(1)
Accounting fees and expenses	25,000	(1)
Printing and miscellaneous expenses	15,000	(1)

Total	$168,650

(1)	Does not include fees and expenses of preparing prospectus supplements and other expenses relating to offerings of particular securities.

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

The registrant’s charter limits the liability of its directors and officers and its stockholders to the fullest extent permitted by the Maryland General Corporation Law (as amended from time to time, or the MGCL) and, together with the registrant’s bylaws, requires the registrant to indemnify its present and former directors and any individual who, while its director and at the request of the registrant, serves or has served another corporation, real estate investment trust, partnership, joint venture, employee benefit plan or other enterprise as a director, officer, partner or trustee against liabilities to the fullest extent allowed under Maryland law. The registrant’s charter and bylaws permit the registrant, with the approval of its board of directors, to indemnify and advance or reimburse the expenses of any of its officer, employee or agent or of any predecessor, to the maximum extent permitted by the MGCL. Accordingly, the registrant has entered into indemnification agreements which provide for indemnification of its officers to the fullest extent allowed under Maryland law. The registrant maintains director’s and officer’s insurance for the benefit of the company and the benefit of its officers and directors.

The MGCL requires a corporation (unless its charter provides otherwise, which it does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

•	an act or omission of the director or officer was material to the matter giving rise to the proceeding and:

(1)	was committed in bad faith; or

(2)	was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation (other than for expenses incurred in a successful defense of such an action) or for a judgment of liability on the basis that personal benefit was improperly received. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or on the director’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

The registrant’s bylaws obligate the company, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director who is made a party to the proceeding by reason of his or her service in that capacity; or

•	make any individual who, while its director and at its request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his or her service in that capacity.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling the registrant for liability arising under the Securities Act, the registrant has been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. The registrant’s charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

The foregoing summaries are necessarily subject to the complete text of the statute, the registrant’s charter and bylaws, and the arrangements referred to above and are qualified in their entirety by reference thereto.

ITEM 16. EXHIBITS

The following exhibits are filed herewith or incorporated by reference herein.

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT
1.1	Form of Underwriting Agreement.**

2.1	Amended and Restated Agreement and Plan of Merger, dated as of July 20, 2006, by and among Alesco Financial Trust, Jaguar Acquisition Inc. and Sunset Financial Resources, Inc. (incorporated by reference to Annex A to Alesco’s proxy statement on Schedule 14A filed with the SEC on September 8, 2006).

2.2	Letter Agreement dated September 5, 2006 by and among Sunset Financial Resources, Inc., Alesco Financial Trust and Jaguar Acquisition Inc. and the attached Registration Rights Provisions (incorporated by reference to Exhibit 2.1 to Alesco’s Current Report on Form 8-K filed with the SEC on September 5, 2006).

2.3	Letter Agreement dated September 29, 2006 by and among Sunset Financial Resources, Inc., Alesco Financial Trust and Jaguar Acquisition Inc. (incorporated by reference to Exhibit 3.1 to Alesco’s Current Report on Form 8-K filed with the SEC on September 29, 2006).

3.1	Articles of Amendment of Sunset Financial Resources, Inc., changing its name to Alesco Financial Inc.*

3.2	Second Articles of Amendment and Restatement of Sunset Financial Resources, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to Alesco’s Form S-11 (Registration No. 333-111018) filed with the SEC on February 6, 2004).

3.3	By-laws, as amended, of Sunset Financial Resources, Inc. (incorporated by reference to Exhibit 3.1 to Alesco’s Current Report on Form 8-K filed with the SEC on October 11, 2005).

4.1	Form of Specimen Stock Certificate of Alesco Financial Inc.*

5.1	Opinion of Clifford Chance US LLP regarding the legality of the securities being issued.*

8.1	Opinion of Clifford Chance US LLP with respect to certain tax matters.*

10.1	Management Agreement, dated as of January 31, 2006, between Alesco Financial Trust and Cohen Brothers Management, LLC. (incorporated by reference to Annex E to Alesco’s proxy statement on Schedule 14A filed with the SEC on September 8, 2006).

10.2	Assignment and Assumption Agreement, dated as of October 6, 2006, between Alesco Financial Inc. and Cohen Brothers Management, LLC., transferring the agreement referred to in Exhibit 10.4 to Alesco Financial Inc.*

10.3	Shared Facilities and Services Agreement, dated as of January 31, 2006, between Cohen Brothers Management, LLC and Cohen Brothers, LLC (incorporated by reference to Exhibit 10.3 to Amendment No. 1 to Alesco’s Form S-3 (Registration No. 333-137219) filed with the SEC on October 5, 2006).

10.4	Letter Agreement, dated January 31, 2006, between Alesco Financial Trust and Cohen Brothers, LLC, relating to certain rights of first refusal and non-competition arrangements between the parties (incorporated by reference to Exhibit 10.4 to Amendment No. 1 to Alesco’s Form S-3 (Registration No. 333-137219) filed with the SEC on October 5, 2006).

10.5	Letter Agreement, dated October 18, 2006, between Alesco Financial Inc. and Cohen & Company, LLC, transferring the agreement referred to in Exhibit 10.4 to Alesco Financial Inc.*

23.1	Consent of Ernst & Young LLP (related to Alesco Financial Trust’s consolidated financial statements).*

23.2	Consent of Hancock Askew & Co., LLP (related to Sunset Financial Resources, Inc.’s financial statements).*

23.3	Consent of Ernst & Young LLP (related to Sunset Financial Resources, Inc.’s financial statements).*

23.4	Consent of Clifford Chance US LLP (included in Exhibit 5.1).*

23.5	Consent of Clifford Chance US LLP (included in Exhibit 8.1).*

24.1	Power of Attorney (included on signature page to this Registration Statement).*

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.

ITEM 17. UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b) (3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b) (2), (b) (5), or (b) (7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a) (1) (i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on October 18, 2006.

ALESCO FINANCIAL INC.

By:	/s/ James J. McEntee, III
James J. McEntee, III
President, Chief Executive Officer, Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James J. McEntee, III and John J. Longino, and each of them, with the full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement, and any or all amendments thereto (including, without limitation, post-effective amendments), any subsequent Registration Statements pursuant to Rule 462 of the Securities Act of 1933 and any amendments thereto and to fill the same, with all exhibits and schedules thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date
By:	/s/ Rodney E. Bennett Rodney E. Bennett	Director	October 18, 2006

By:	/s/ Christian Carr Christian Carr	Chief Accounting Officer (Principal Accounting Officer)	October 18, 2006

By:	/s/ Daniel G. Cohen Daniel G. Cohen	Chairman, Director	October 18, 2006

By:	/s/ Thomas P. Costello Thomas P. Costello	Director	October 18, 2006

By:	/s/ G. Steven Dawson G. Steven Dawson	Director	October 18, 2006

By:	/s/ Jack Haraburda Jack Haraburda	Director	October 18, 2006

By:	/s/ John J. Longino John J. Longino	Chief Financial Officer (Principal Financial Officer)	October 18, 2006

By:	/s/ James J. McEntee, III James J. McEntee, III	President, Chief Executive Officer, Director (Principal Executive Officer)	October 18, 2006

By:	/s/ Lance Ullom Lance Ullom	Director	October 18, 2006

By:	/s/ Charles W. Wolcott Charles W. Wolcott	Director	October 18, 2006

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT
1.1	Form of Underwriting Agreement.**

2.1	Amended and Restated Agreement and Plan of Merger, dated as of July 20, 2006, by and among Alesco Financial Trust, Jaguar Acquisition Inc. and Sunset Financial Resources, Inc. (incorporated by reference to Annex A to Alesco’s proxy statement on Schedule 14A filed with the SEC on September 8, 2006).

2.2	Letter Agreement dated September 5, 2006 by and among Sunset Financial Resources, Inc., Alesco Financial Trust and Jaguar Acquisition Inc. and the attached Registration Rights Provisions (incorporated by reference to Exhibit 2.1 to Alesco’s Current Report on Form 8-K filed with the SEC on September 5, 2006).

2.3	Letter Agreement dated September 29, 2006 by and among Sunset Financial Resources, Inc., Alesco Financial Trust and Jaguar Acquisition Inc. (incorporated by reference to Exhibit 3.1 to Alesco’s Current Report on Form 8-K filed with the SEC on September 29, 2006).

3.1	Articles of Amendment of Sunset Financial Resources, Inc., changing its name to Alesco Financial Inc.*

3.2	Second Articles of Amendment and Restatement of Sunset Financial Resources, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to Alesco’s Form S-11 (Registration No. 333-111018) filed with the SEC on February 6, 2004).

3.3	By-laws, as amended, of Sunset Financial Resources, Inc. (incorporated by reference to Exhibit 3.1 to Alesco’s Current Report on Form 8-K filed with the SEC on October 11, 2005).

4.1	Form of Specimen Stock Certificate of Alesco Financial Inc.*

5.1	Opinion of Clifford Chance US LLP regarding the legality of the securities being issued.*

8.1	Opinion of Clifford Chance US LLP with respect to certain tax matters.*

10.1	Management Agreement, dated as of January 31, 2006, between Alesco Financial Trust and Cohen Brothers Management, LLC. (incorporated by reference to Annex E to Alesco’s proxy statement on Schedule 14A filed with the SEC on September 8, 2006).

10.2	Assignment and Assumption Agreement, dated as of October 6, 2006, between Alesco Financial Inc. and Cohen Brothers Management, LLC., transferring the agreement referred to in Exhibit 10.4 to Alesco Financial Inc.*

10.3	Shared Facilities and Services Agreement, dated as of January 31, 2006, between Cohen Brothers Management, LLC and Cohen Brothers, LLC (incorporated by reference to Exhibit 10.3 to Amendment No. 1 to Alesco’s Form S-3 (Registration No. 333-137219) filed with the SEC on October 5, 2006).

10.4	Letter Agreement, dated January 31, 2006, between Alesco Financial Trust and Cohen Brothers, LLC, relating to certain rights of first refusal and non-competition arrangements between the parties (incorporated by reference to Exhibit 10.4 to Amendment No. 1 to Alesco’s Form S-3 (Registration No. 333-137219) filed with the SEC on October 5, 2006).

10.5	Letter Agreement, dated October 18, 2006, between Alesco Financial Inc. and Cohen & Company, LLC, transferring the agreement referred to in Exhibit 10.4 to Alesco Financial Inc.*

23.1	Consent of Ernst & Young LLP (related to Alesco Financial Trust’s consolidated financial statements).*

23.2	Consent of Hancock Askew & Co., LLP (related to Sunset Financial Resources, Inc.’s financial statements).*

23.3	Consent of Ernst & Young LLP (related to Sunset Financial Resources, Inc.’s financial statements).*

23.4	Consent of Clifford Chance US LLP (included in Exhibit 5.1).*

23.5	Consent of Clifford Chance US LLP (included in Exhibit 8.1).*

24.1	Power of Attorney (included on signature page to this Registration Statement).*

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.